Exhibit 10.1
WAIVER AND AMENDMENT AGREEMENT NO. 3
to that certain
CREDIT AGREEMENT
     This WAIVER AND AMENDMENT AGREEMENT NO. 3 TO THAT CERTAIN CREDIT AGREEMENT (this “Amendment”) dated as of May 6, 2009, among (a) HARRIS INTERACTIVE INC. (the “Borrower”), (b) JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as administrative agent (the “Administrative Agent”) for itself and the other lenders (the “Lenders”) who are or may become party to the Credit Agreement dated as of September 21, 2007 (as amended, restated, supplemented or otherwise modified, and in effect from time to time, the “Credit Agreement”) among the Borrower, the Administrative Agent and the Lenders; and (c) the Lenders signatory hereto.
     WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to the Credit Agreement, pursuant to which the Lenders, upon certain terms and conditions, have agreed to make Loans to, and the Issuing Bank, upon certain terms and conditions, has agreed to issue Letters of Credit for the benefit of, the Borrower;
     WHEREAS, Events of Default have occurred and continue as a result of the Borrower’s failure to comply with the covenants contained in Section 5.2(e) of the Credit Agreement (as to matters disclosed to the Administrative Agent and the Lenders), Section 5.3 of the Credit Agreement (with respect to the articles of incorporation of GSBC Ohio Corporation), Section 6.1(c) of the Credit Agreement (as a result of intercompany loans made to Harris Decima Inc. and to Marketshare Limited), Section 6.9(a) of the Credit Agreement for the periods ended December 31, 2008 and March 31, 2009, and Section 6.9(b) of the Credit Agreement for the periods ended December 31, 2008 and March 31, 2009 (collectively, the “Specified Events of Default”);
     WHEREAS, the Borrower has requested, among other things, that the Lenders and Administrative Agent (a) waive the Specified Events of Default, and (b) amend the Credit Agreement as provided more fully herein below; and
     WHEREAS, the Lenders and the Administrative Agent are willing (a) to waive the Specified Events of Default, subject to the terms, conditions and other provisions hereof, and (b) to amend certain provisions of the Credit Agreement as more fully provided herein;
     NOW, THEREFORE, in consideration of the mutual agreements contained in the Credit Agreement, herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     Section 1. Defined Terms. Capitalized terms used but not defined herein shall have the same meanings herein as in the Credit Agreement.

     Section 2. Limited Waiver. Effective as of May 6, 2009, upon satisfaction of the conditions precedent set forth in Section 7 hereof, and in reliance upon the representations and warranties of the Loan Parties set forth in the Credit Agreement and in this Amendment, the Administrative Agent and the Lenders hereby waive the Specified Events of Default. The foregoing waiver shall only apply to the Specified Events of Default. The waiver shall not extend to or affect any other obligations of any of the Loan Parties or their respective Subsidiaries contained in the Credit Agreement or any other Loan Documents and shall not impair or prejudice any rights consequent thereon. Except to the extent of the aforementioned waiver, the Administrative Agent and each of the Lenders hereby expressly reserves all of its rights and remedies under the Credit Agreement, the other related Loan Documents and applicable law in respect of any and all Defaults or Events of Default under the Credit Agreement and the related Loan Documents now existing or hereafter arising. Failure of the Administrative Agent or any Lender to exercise any right or remedy shall not constitute a waiver of that or any other right or remedy.
     Section 3. Amendments to the Credit Agreement and Exhibits.
     (a) Amendments to the Credit Agreement. The Credit Agreement is hereby amended in its entirety and replaced with the document attached hereto as Annex I.
     (b) Amendments to the Schedules to the Credit Agreement. Schedule 2.1 to the Credit Agreement is hereby amended in its entirety and replaced with the Schedule 2.1 attached hereto as Annex II.
     (c) Amendments to the Exhibits to the Credit Agreement.
     (i) Exhibit D to the Credit Agreement is hereby deleted and replaced in its entirety with Exhibit D attached hereto as Annex III.
     (ii) Exhibit E to the Credit Agreement is hereby deleted and replaced in its entirety with Exhibit E attached hereto as Annex IV.
     Section 4. Affirmation and Acknowledgment of the Borrower. The Borrower hereby ratifies and confirms all of its Obligations to the Lenders, Issuing Bank and the Administrative Agent, including, without limitation, the Loans, and the Borrower hereby affirms its absolute and unconditional promise to pay to the Lenders, the Issuing Bank and the Administrative Agent the Loans and all other amounts due under the Credit Agreement as amended hereby. The Borrower hereby confirms that the Obligations are secured pursuant to the Collateral Documents and pursuant to all other instruments and documents executed and delivered by the Borrower as security for the Obligations.
     Section 5. Representations and Warranties. Each Loan Party hereby represents and warrants to the Lenders and Administrative Agent as follows:

     (a) The execution and delivery by such Loan Party of this Amendment and the Loan Documents to which it is a party, and the performance by such Loan Party of its obligations and agreements under this Amendment, the Credit Agreement as amended hereby, and the other Loan Documents, are within the corporate authority of such Loan Party, have been duly authorized by all necessary corporate proceedings on behalf of such Loan Party, and do not and will not contravene any provision of law, statute, rule or regulation to which such Loan Party is subject or any of such Loan Party’s charter, other incorporation papers, by-laws or any stock provision or any amendment thereof or of any agreement or other instrument binding upon such Loan Party.
     (b) This Amendment, the Credit Agreement as amended hereby, and the other Loan Documents constitute legal, valid and binding obligations of such Loan Party, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights.
     (c) No approval or consent of, or filing with, any governmental agency or authority is required to make valid and legally binding the execution, delivery or performance by such Loan Party of this Amendment, the Credit Agreement as amended hereby, or the other Loan Documents.
     (d) The representations and warranties contained in Article III of the Credit Agreement are true and correct at and as of the date made and as of the date hereof, except (i) to the extent of changes resulting from transactions contemplated or permitted by this Amendment, the Credit Agreement and the other Loan Documents, (ii) to the extent relating to the representation contained in Section 3.4(b) of the Credit Agreement, (iii) to the extent relating to the representations contained in Section 3.14 of the Credit Agreement as it applies to the pledge of Equity Interests of Harris Interactive SAS, and (iv) to the extent relating to representations that expressly relate to an earlier date.
     (e) Such Loan Party has performed and complied in all material respects with all terms and conditions herein required to be performed or complied with by it prior to or at the time hereof, and as of the date hereof, after giving effect to the provisions hereof, there exists no Event of Default or Default.
     (f) As of the date hereof, the outstanding principal amount of the Loans are as follows:

Revolving Loans	$0
Term A Loans	$8,400,000
Term B Loans	$15,837,500
     Section 6. Release. In order to induce the Administrative Agent and the Lenders to enter into this Amendment, each Loan Party acknowledges and agrees that: (a) such Loan Party does not have any claim or cause of action against the Administrative Agent, the Issuing Bank or any Lender (or any of its respective directors, officers, employees or agents); (b) such Loan Party does not have any offset right, counterclaim or defense of any kind against any of its respective obligations, indebtedness or liabilities to the Administrative Agent, the Issuing Bank or any Lender; and (c) the Administrative Agent, the Issuing Bank and each Lender have heretofore properly performed and satisfied in a timely manner all of its obligations to the Loan Parties. Each Loan Party wishes to eliminate any possibility that any past conditions, acts, omissions, events, circumstances or matters would impair or otherwise adversely affect the Administrative Agent’s, the Issuing Bank’s or any Lender’s rights, interests, contracts, collateral security or remedies. Therefore, each Loan Party unconditionally releases, waives and forever discharges (i) any and all liabilities, obligations, duties, promises or indebtedness of any kind of the Administrative Agent, the Issuing Bank or any Lender to such Loan Party, except the obligations to be performed by any Administrative Agent, the Issuing Bank or any Lender on or after the date hereof as expressly stated in this Amendment, the Credit Agreement and the other Loan Documents, and (ii) all claims, offsets, causes of action, suits or defenses of any kind whatsoever (if any), whether arising at law or in equity, whether known or unknown, which such Loan Party might otherwise have against the Administrative Agent, the Issuing Bank, any Lender or any of its directors, officers, employees or agents, in either case (i) or (ii), on account of any past or presently existing condition, act, omission, event, contract, liability, obligation, indebtedness, claim, cause of action, defense, circumstance or matter of any kind.
     Section 7. Conditions to Effectiveness. This Amendment shall become effective subject to:
     (a) the receipt by the Administrative Agent (or its counsel) from each of the Borrower, the Administrative Agent and the Required Lenders, of either (i) an original counterpart of this Amendment signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile transmission of a signed signature page of this Amendment) that such party has signed a counterpart of this Amendment;
     (b) the receipt by the Administrative Agent (or its counsel) from each of the Loan Parties, of either (i) an original counterpart of the Loan Parties’ acknowledgment attached to this Amendment signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile transmission of a signed signature page of this Amendment) that such party has signed a counterpart of the Loan Parties’ acknowledgement;
     (c) the receipt by the Administrative Agent of such documents, resolutions and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Loan Parties, the authorization of the entering into and execution of this Amendment, and any other legal matters relating to the Loan Parties, this Amendment or the other Loan Documents, all in form and substance satisfactory to the Administrative Agent and its counsel;
     (d) the receipt by the Administrative Agent of all fees due and payable to the Administrative Agent and the Lenders signatory hereto in immediately available funds,

including a fee equal to twenty five basis points (0.25%) on the aggregate amount of the Revolving Credit Commitment (determined immediately following the effectiveness of this Amendment), the Outstanding Amount of the Term A Loans on the date hereof, and the Outstanding Amount of the Term B Loans on the date hereof;
     (e) the payment of all reasonable legal fees and disbursements for which invoices have been presented which have been incurred or sustained by the Administrative Agent in connection with this Amendment and the Credit Agreement, the Loan Documents and any other related documents executed and/or delivered in connection therewith; and
     (f) the delivery to the Administrative Agent of such other items, documents, agreements, items or actions as the Administrative Agent may reasonably request.
     Section 8. Miscellaneous Provisions.
     (a) Except as otherwise expressly provided by this Amendment, all of the terms, conditions and provisions of the Credit Agreement shall remain the same. It is declared and agreed by each of the parties hereto that the Credit Agreement, as amended hereby, shall continue in full force and effect, and that this Amendment and the Credit Agreement shall be read and construed as one instrument.
     (b) This Amendment shall be construed in accordance with and governed by the internal law of the State of New York (including Section 5-1401 and Section 5-1402 of the General Obligations laws of the State of New York).
     (c) This Amendment shall constitute a Loan Document under the Credit Agreement and all obligations included in this Amendment (including, without limitation, all obligations for the payment of principal, interest, fees and other amounts and expenses) shall constitute Obligations under the Credit Agreement and be secured by the Collateral Documents securing the Obligations.
     (d) Any failure by the Borrower or the Loan Parties to comply with any of the terms and conditions of this Amendment shall constitute an immediate Event of Default.
     (e) This Amendment may be executed in any number of counterparts, each of which shall constitute an original, but all such counterparts shall together constitute but one contract. In making proof of this Amendment it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic method of transmission shall be effective as delivery of a manually executed counterpart of this Amendment.
     (f) The Borrower hereby agrees to pay to the Administrative Agent, on demand by the Administrative Agent, all reasonable out-of-pocket costs and expenses incurred or sustained by the Administrative Agent in connection with the preparation of this

Amendment and any documentation executed in connection with this Amendment (including reasonable legal fees).
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     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

HARRIS INTERACTIVE INC.

By:	/s/ Deborah Rieger-Paganis
Deborah Rieger-Paganis
Interim Chief Financial Officer
[Signature page to Waiver and Amendment Agreement No. 3]

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as
Administrative Agent

By:	/s/	Thomas C. Strasenburgh
	Name:	Thomas C. Strasenburgh
	Title:	Vice President

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Lender

By:	/s/	Thomas C. Strasenburgh
	Name:	Thomas C. Strasenburgh
	Title:	Vice President
[Signature page to Waiver and Amendment Agreement No. 3]

NATIONAL CITY BANK, as Lender
By: /s/ Charles J. Pascarella
Name: Charles J. Pascarella Title: Assistant Vice President
[Signature page to Waiver and Amendment Agreement No. 3]

HSBC BANK USA, NATIONAL ASSOCIATION, as Lender

By: /s/ Joseph E. Salonia
Name: Joseph E. Salonia Title: Senior Vice President
[Signature page to Waiver and Amendment Agreement No. 3]

Loan Parties’ Acknowledgement
     Each of the undersigned Loan Parties hereby (a) acknowledges and consents to the foregoing Amendment and the Borrower’s execution thereof; (b) joins the foregoing Amendment for the sole purpose of consenting to and being bound by the provisions of Sections 5 and 6 thereof; (c) ratifies and confirms all of their respective obligations and liabilities under the Loan Documents to which any of them is a party and ratifies and confirms that such obligations and liabilities extend to and continue in effect with respect to, and continue to guarantee and secure, as applicable, the Obligations of each other Loan Party under the Loan Documents; (d) acknowledges and confirms that the liens and security interests granted pursuant to the Loan Documents are and continue to be valid and perfected first priority liens and security interests (subject only to Permitted Encumbrances) that secure all of the Obligations on and after the date hereof; and (e) acknowledges, affirms and agrees that, as of the date hereof, such Loan Party does not have any defense, claim, cause of action, counterclaim, offset or right of recoupment of any kind or nature against any of their respective obligations, indebtedness or liabilities to the Administrative Agent, the Issuing Bank or any Lender.
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Loan Parties:

HARRIS INTERACTIVE INTERNATIONAL INC.
WIRTHLIN WORLDWIDE, LLC
THE WIRTHLIN GROUP INTERNATIONAL, L.L.C.
LOUIS HARRIS & ASSOCIATES, INC.
HARRIS INTERACTIVE ASIA, LLC

By:	/s/ Deborah Rieger-Paganis
Deborah Rieger-Paganis Interim Chief Financial Officer
[Signature page to Waiver and Amendment Agreement No. 3]

GSBC OHIO CORPORATION

By:	/s/ Kimberly Till
Kimberly Till
Chief Executive Officer

ANNEX I

CREDIT AGREEMENT
dated as of September 21, 2007
as amended as of
December 31, 2008,
March 6, 2009,
and
May 6, 2009
among
HARRIS INTERACTIVE INC.,
as Borrower
THE LENDERS PARTY HERETO
and
JPMORGAN CHASE BANK,
NATIONAL ASSOCIATION,
as Administrative Agent

J.P. MORGAN SECURITIES INC.,
as Sole Bookrunner and Sole Lead Arranger
MANUFACTURERS AND TRADERS TRUST COMPANY,
as Syndication Agent

i

TABLE OF CONTENTS
(continued)

ii

TABLE OF CONTENTS
(continued)

iii

SCHEDULES:
Schedule 1.1 — Exchange Rates
Schedule 2.1 — Commitments
Schedule 3.11 — Subsidiaries
Schedule 6.1 — Existing Indebtedness
Schedule 6.2 — Existing Liens
EXHIBITS:
Exhibit A — Form of Assignment and Assumption
Exhibit B — Form of Opinion of Borrower’s Counsel
Exhibit C-1 — Form of Revolving Credit Note
Exhibit C-2 — Form of Term A Note
Exhibit C-3 — Form of Term B Note
Exhibit D — Form of Borrowing Request
Exhibit E — Form of Compliance Certificate
Exhibit F — Form of Master Guaranty
Exhibit G — Form of Master Securities Pledge Agreement
Exhibit H — Form of Master Security Agreement

     CREDIT AGREEMENT dated as of September 21, 2007, and amended as of December 31, 2008, March 6, 2009 and May 6, 2009, among HARRIS INTERACTIVE INC., the LENDERS party hereto, and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Administrative Agent.
     The parties hereto agree as follows:
ARTICLE I.
DEFINITIONS
     SECTION 1.1. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
     “ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.
     “Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.
     “Administrative Agent” means JPMorgan Chase Bank, in its capacity as administrative agent for the Lenders hereunder.
     “Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
     “Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
     “Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that, for the avoidance of doubt, the Adjusted LIBO Rate for any day shall be based on the rate appearing on the Reuters Screen LIBOR01 Page1 (or on any successor or substitute page) at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.
     “Amendment Agreement No. 1” means the Waiver and Amendment Agreement No. 1, dated as of February 5, 2009 and effective as of December 31, 2008, among Borrower, the Administrative Agent and the Required Lenders.
     “Amendment Agreement No. 1 Effective Date” means December 31, 2008.

     “Amendment Agreement No. 2” means the Waiver and Amendment Agreement No. 2 to that certain Credit Agreement, dated as of March 6, 2009, among Borrower, the Administrative Agent and the Lenders signatory thereto.
     “Amendment Agreement No. 3” means the Waiver and Amendment Agreement No. 3 to that certain Credit Agreement, dated as of May 6, 2009, among Borrower, the Administrative Agent and the Lenders signatory thereto.
     “Amendment Agreement No. 3 Effective Date” means May 6, 2009.
     “Applicable Percentage” means (a) in respect of the Term A Facility, with respect to any Term A Lender at any time, the percentage of the Term A Facility represented by (i) on or prior to the Effective Date, such Term A Lender’s Term A Commitment at such time and (ii) thereafter, the principal amount of such Term A Lender’s Term A Loans at such time, (b) in respect of the Term B Facility, with respect to any Term B Lender at any time, the percentage of the Term B Facility represented by the principal amount of such Term B Lender’s Term B Loans at such time and (c) in respect of the Revolving Credit Facility, with respect to any Revolving Credit Lender at any time, the percentage of the Revolving Credit Facility represented by such Revolving Credit Lender’s Revolving Credit Commitment at such time. If the commitment of each Lender to make Loans and the obligation of the Issuing Bank to issue, extend or renew Letters of Credit have been terminated pursuant to Article VII, or if the Commitments have expired, then the Applicable Percentage of each Lender in respect of the applicable Facility shall be determined based on the Applicable Percentage of such Lender in respect of such Facility most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender in respect of each Facility is set forth opposite the name of such Lender on Schedule 2.1 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.
     “Approved Auditor” means PriceWaterhouse Coopers LLP or any other independent public accountants of recognized national standing and reasonably acceptable to the Administrative Agent.
     “Approved Fund” has the meaning assigned to such term in Section 9.4.
     “Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.4), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.
     “Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.
     “Board” means the Board of Governors of the Federal Reserve System of the United States of America.
     “Borrower” means Harris Interactive Inc., a Delaware corporation.
     “Borrower Materials” has the meaning set forth in Section 5.1.

     “Borrowing” means a Revolving Credit Borrowing, a Term A Borrowing or a Term B Borrowing.
     “Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.3.
     “Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.
     “Capital Expenditures” means, with respect to any Person for any period, any expenditure in respect of the purchase of any fixed or capital asset (excluding normal replacements and maintenance which are properly charged to current operations).
     “Capitalized Leases” means all leases or other arrangement conveying the right to use real or personal property, or a combination thereof, that have been or should be, in accordance with GAAP, recorded as capital leases.
     “Capitalized Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any Capitalized Lease.
     “Cash Balance” means, as of the date of determination, the Dollar Equivalent of all cash, cash equivalents and marketable securities classified as available for sale under Financial Accounting Standard 115, held by the Borrower and its Subsidiaries on a consolidated basis.
     “Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of Equity Interests representing more than 25% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Borrower; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) appointed by directors so nominated; or (c) the acquisition of direct or indirect Control of the Borrower by any Person or group.
     “Change in Law” means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender’s or the Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.
     “Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Term A Loans or Term B Loans.

     “Clean-up Period” means, prior to the date on which the Borrower has delivered to the Administrative Agent a Compliance Certificate evidencing to the reasonable satisfaction of the Administrative Agent that the Consolidated Total Leverage Ratio of the Borrower is less than 2.25 to 1.00 as of the last day of each of the two most recently ended Measurement Periods for which Compliance Certificates have been delivered, a period of five (5) consecutive days occurring during any and all thirty consecutive day periods of the Borrower.
     “Code” means the Internal Revenue Code of 1986, as amended from time to time.
     “Collateral” means, collectively, (i) “Collateral” (as defined in each Security Agreement), (ii) Securities Collateral and (iii) all property in which a Lien is created (or purported to be created) pursuant to the Loan Documents.
     “Collateral Documents” means, collectively, each Pledge Agreement, each Security Agreement, each Copyright Memorandum, each Patent Security Agreement, each Trademark Security Agreement, each Perfection Certificate and each other agreement, instrument or document that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Lenders and the Administrative Agent.
     “Commitment” means a Revolving Credit Commitment, a Term A Commitment or a Term B Commitment, as the context may require.
     “Consolidated Adjusted EBITDA” means, at any date of determination, an amount equal to Consolidated Net Income of the Borrower and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period plus (a) the following to the extent deducted in calculating such Consolidated Net Income and without duplication: (i) Consolidated Interest Charges, (ii) the provision for Federal, state, local and foreign income taxes payable, (iii) depreciation and amortization expense, (iv) non-cash equity compensation expense accounted for under SFAS No. 123(R), (v) other non-recurring expenses reducing such Consolidated Net Income which do not represent a cash item in such period or any future period (in each case of or by the Borrower and its Subsidiaries for such Measurement Period), (vi) for the fiscal quarter ending June 30, 2008, “Restructuring and other charges” as reflected on the Borrower’s financial statements actually incurred and paid or payable in cash (“cash restructuring charges”) in an amount up to $2,709,493.35, (vii) for the fiscal quarter ending September 30, 2008, cash restructuring charges in an amount up to $628,607, (viii) for the fiscal quarter ending December 31, 2008, cash restructuring charges in an amount up to $5,843,566.70, (ix) for the fiscal quarter ending March 31, 2009, cash restructuring charges in an amount up to $5,340,500.15, (x)(A) consulting, banking, and legal costs of the Borrower, Administrative Agent and Lenders actually incurred in connection with the negotiation and preparation of Amendment Agreement No. 1, Amendment Agreement No. 2 and Amendment Agreement No. 3, and (B) incremental expenses incurred in connection with the Interim Chief Financial Officer in an amount not to exceed $275,000 per fiscal quarter; in all cases as provided in this clause (x), in an amount not to exceed $5,000,000 in the aggregate, and (xi) other one-time add-backs in an aggregate amount of up to $500,000 (including additional restructuring costs (such as severance and lease costs associated with vacating leased premises) and recruiting fees, but excluding costs added back under clause (x) above) through the fiscal quarter ending March 31, 2010, and minus (b) the following to the extent included in calculating such Consolidated Net Income: (i) Federal, state, local and foreign income tax credits and (ii) all non-cash items increasing Consolidated Net Income (in each case of or by the Borrower and its Subsidiaries for such Measurement Period).
     “Consolidated Funded Indebtedness” means, as of any date of determination, for the Borrower and its Subsidiaries on a consolidated basis, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness (not including Earn Out Obligations), (c) all obligations arising under letters of credit (including standby and commercial letters of credit and LC Exposure), bankers’ acceptances, bank guaranties, surety bonds and similar instruments, (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and Earn Out Obligations), (e) all Capitalized Lease Obligations, (f) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above of Persons other than the Borrower or any Subsidiary, and (g) all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Borrower or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to the Borrower or such Subsidiary.
     “Consolidated Interest Charges” means, for any Measurement Period, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, (b) all interest paid or payable with respect to discontinued operations and (c) the portion of rent expense under Capitalized Leases that is treated as interest in accordance with GAAP, in each case, of or by the Borrower and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period. For purposes of determining compliance with the Consolidated Interest Coverage Ratio under Section 6.9(b), “Consolidated Interest Charges” shall be calculated to include only the items specified above that were actually paid in cash and items not capitalized (including as amortized) during such Measurement Period.
     “Consolidated Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Adjusted EBITDA to (b) Consolidated Interest Charges, in each case, of the Borrower and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period.
     “Consolidated Net Income” means, at any date of determination, the net income (or loss) of the Borrower and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period; provided that Consolidated Net Income shall exclude (a) extraordinary gains and extraordinary losses for such Measurement Period, (b) the net income of any Subsidiary during such Measurement Period to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such income is not permitted by operation of the terms of its Organization Documents or any agreement, instrument or law applicable to such Subsidiary during such Measurement Period, except that the Borrower’s equity in any net loss of any such Subsidiary for such Measurement Period shall be included in determining Consolidated Net Income, and (c) any income (or loss) for such Period of any

Person if such Person is not a Subsidiary, except that the Borrower’s equity in the net income of any such Person for such Measurement Period shall be included in Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such Period to the Borrower or a Subsidiary as a dividend or other distribution (and in the case of a dividend or other distribution to a Subsidiary, such Subsidiary is not precluded from further distributing such amount to the Borrower as described in clause (b) of this proviso).
     “Consolidated Total Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness (other than in respect of Indebtedness constituting ordinary course settlement exposure secured by a debenture that constitutes a Permitted Lien) as of the last day of the most recently ended Measurement Period for which a Compliance Certificate is being or has been delivered to (b) Consolidated Adjusted EBITDA of Borrower and its Subsidiaries on a consolidated basis for such Measurement Period.
     “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
     “Copyright Memorandum” means the Memorandum of Grant of Security Interest in Copyrights entered into pursuant to Section 5.9 by and among the Administrative Agent, on behalf of itself and the Lenders, and each Loan Party that is signatory thereto, in form, scope and substance satisfactory to the Administrative Agent.
     “Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
     “Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
     “Disposition” or “Dispose” means the sale, transfer, license, lease (other than limited licenses to use of a Loan Party’s trademarks in connection with products, services and projects marked jointly with other Persons and other license arrangements, in each case, granted in the ordinary course of business of a Loan Party or such Subsidiary consistent with past practices) or other disposition (including any sale and leaseback transaction) of any property by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
     “dollars” or “$” refers to lawful money of the United States of America.
     “Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in dollars, such amount, and (b) with respect to any amount denominated in any other currency, the equivalent amount thereof in dollars as determined by the Administrative Agent at such time on the basis of the exchange rates published on http://www.reuters.com/finance/currencies (or other commercially available source providing quotations of cross currency rates as designated by the Administrative Agent from time to time) (determined as of the date of any proposed Revolving Credit Borrowing) for the purchase of dollars with such alternative currency.
     “Domestic Subsidiary” shall mean each Subsidiary of a Loan Party that is organized under the applicable laws of the United States, any state, territory, protectorate or commonwealth thereof, or the District of Columbia.
     “Earn Out Obligations” means obligations incurred by the Borrower or its Subsidiaries to make contingent payments of purchase price in connection with the acquisition of Marketshare Limited and Marketshare Pte., Ltd. based solely upon future performance of such businesses exceeding expected benchmarks as set forth in the definitive purchase agreement, such calculations of such future performance to be made in good faith by a Responsible Officer of the Borrower.
     “Effective Date” means the date on which the conditions specified in Section 4.1 are satisfied (or waived in accordance with Section 9.2).
     “Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.
     “Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
     “Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.
     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
     “ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
     “ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the

30-day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.
     “Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.
     “Event of Default” has the meaning assigned to such term in Section 7.1.
     “Excluded Taxes” means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.18(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender’s failure to comply with Section 2.16(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.16(a).
     “Existing Credit Agreement” means the Credit Agreement dated July 19, 2006 (as amended) between the Borrower and JP Morgan Chase Bank, N.A.
     “Existing Letters of Credit” means, collectively, the letters of credit issued under the Existing Credit Agreement (i) made in favor of 5 Independence SPE, LLC with reference number TTTS-285117, in an original face amount of $88,600.00 and issued on September 28, 2006, (ii) made in favor of Merritt 7 Venture L.L.C. with reference number TTTS-285118, in an original face amount of $57,126.00 and issued on September 28, 2006 and (iii) made in favor of Scotiabank with reference number TTTS-399880, in an original face amount of $50,000.

     “Extraordinary Receipt” means any proceeds of insurance, condemnation awards (and payments in lieu thereof), indemnity payments and any purchase price adjustments.
     “Facility” means, collectively, the Revolving Credit Facility, the Term A Facility and the Term B Facility.
     “Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.
     “Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.
     “Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
     “Foreign Subsidiary” shall mean each Subsidiary of a Loan Party that is not a Domestic Subsidiary.
     “GAAP” means generally accepted accounting principles in the United States of America.
     “Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
     “Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

     “Guarantor” means any Subsidiary that has signed a Guaranty Agreement in favor of the Administrative Agent and the Lenders.
     “Guaranty Agreement” means, collectively, the Master Guaranty made by each Guarantor and substantially in the form of Exhibit F and any other guaranty agreement in form, scope and substance satisfactory to the Administrative Agent entered into by any Guarantor and delivered pursuant to Section 4.1 or Section 5.9.
     “Harris Financial Information” means, collectively, (i) Harris Interactive Inc. Draft Consolidated Balance Sheets for the six months ending December 31, 2008, (ii) Harris Interactive Inc. Draft Consolidated Statement of Operations for the six months ending December 31, 2008, (iii) Harris Interactive Inc. Draft Consolidated Statement of Cash Flows for the six months ending December 31, 2008, (iv) Harris Interactive Business Plan PowerPoint presentation dated January 29, 2009, (v) Harris Interactive Summary of Business Plan (July 2007 through June, 2011), (vi) Harris Financial Forecast Yearly and Quarterly Financials 01-29-09, (vii) Harris Interactive Consolidated Monthly Income Statement 01-29-09; each of items (i) through (vii) inclusive having been delivered to the Administrative Agent on January 29, 2009 and the Lenders on January 30, 2009, (viii) Updated Harris Interactive Business Plan Presentation, delivered to the Administrative Agent and the Lenders on March 5, 2009, (ix) Harris Interactive Yearly and Quarterly Financials Updated Feb 2009, delivered to the Administrative Agent and the Lenders on March 2, 2009, (x) Harris Yearly and Quarterly Financials 4-21-09 Bank, delivered to the Administrative Agent and the Lenders on April 22, 2009, (xi) Harris Consolidated Monthly Income Statement 4-21-09 Bank, delivered to the Administrative Agent and the Lenders on April 22, 2009, (xii) Harris 3rd Amendment Repatriation LC Analysis 04-21-09, delivered to the Administrative Agent and the Lenders on April 22, 2009, (xiii) Harris Bank Meeting Model Update SENT 4-22-09, delivered to the Administrative Agent and the Lenders on April 22, 2009, and (xiv) Business Plan Update 3.20.09, delivered to the Administrative Agent and the Lenders on March 20, 2009.
     “Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
     “Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capitalized Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.
     “Indemnified Taxes” means Taxes other than Excluded Taxes.
     “Index Debt” means senior, unsecured, long-term indebtedness for borrowed money of the Borrower that is not guaranteed by any other Person or subject to any other credit enhancement.
     “Information Memorandum” means the Confidential Information Memorandum dated August 7, 2007 relating to the Borrower and the Transactions.
     “Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.7.
     “Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December, and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.
     “Interest Period” means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is two weeks, one, two, three or six months thereafter, as the Borrower may elect, provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing (with an “Interest Period” of one, two, three or six months) only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurodollar Borrowing (with an “Interest Period” of one, two, three or six months) that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Credit Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
     “Issuing Bank” means JPMorgan Chase Bank, National Association in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.5(i). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

     “LC Disbursement” means a payment made by the Issuing Bank pursuant to a Letter of Credit.
     “LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.
     “Lenders” means, collectively, the Revolving Credit Lenders, the Term A Lenders and the Term B Lenders.
     “Letter of Credit” means any letter of credit issued pursuant to this Agreement and includes all Existing Letters of Credit.
     “LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on the Reuters Screen LIBOR01 Page1 (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.
     “Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
     “Loan Documents” means this Agreement, each of the Notes, each Guaranty Agreement, each Collateral Document and each other similar document executed in connection with the Transactions hereunder.
     “Loan Party” means, collectively, (i) the Borrower and (ii) each Guarantor.
     “Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement in the form of a Revolving Loan, a Term A Loan or a Term B Loan.
     “Material Adverse Effect” means a material adverse effect on (a) the business, assets, property, operations, prospects or condition (financial or otherwise) of the Borrower and the

Subsidiaries taken as a whole, (b) the ability of the Borrower to perform any of its obligations under this Agreement or any other Loan Documents, (c) the legality, validity, binding effect or enforceability against the Borrower of any Loan Document to which it is a party, or (d) the rights of or benefits available to the Lenders under this Agreement.
     “Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding $250,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.
     “Maturity Date” means (i) July 15, 2010 with respect to the Revolving Credit Facility and (ii) September 21, 2012, with respect to the Term A Facility and the Term B Facility.
     “Measurement Period” means, at any date of determination, the period of four consecutive fiscal quarters of the Borrower ending on such date, or if such date is not a fiscal quarter end date, the period of four consecutive fiscal quarters most recently ended (in each case treated as a single accounting period).
     “Moody’s” means Moody’s Investors Service, Inc.
     “Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
     “Multiple Advance Term Lender” means, prior to the Amendment Agreement No. 1 Effective Date, any Lender that holds any Multiple Advance Term Loans at such time.
     “Multiple Advance Term Loan” means any term loan advanced by the Multiple Advance Term Lenders hereunder prior to the Amendment Agreement No. 1 Effective Date and to be automatically renamed the Term B Loan on the Amendment Agreement No.1 Effective Date and commitments relating thereto shall be terminated. As of the Amendment Agreement No. 1 Effective Date, the outstanding principal amount of all Multiple Advance Term Loans made hereunder equaled $16,968,750.00.
     “Net Cash Proceeds” means:
     (a) with respect to any Disposition by any Loan Party or any of its Subsidiaries, the excess, if any, of (i) the sum of cash and cash equivalents received in connection with such transaction (including any cash or cash equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (ii) the sum of (A) the principal amount of any Indebtedness that is secured by the applicable asset and that is required to be repaid in connection with such transaction (other than Indebtedness under the Loan Documents), (B) the reasonable and customary out-of-pocket expenses incurred by such Loan Party or such Subsidiary in connection with such transaction and (C) income taxes reasonably estimated to be actually payable within two years of the date of the relevant transaction as a result of any gain recognized in connection therewith; provided that, if the amount of any estimated taxes pursuant to subclause (C) exceeds the amount of taxes actually required to be paid in cash in respect of such Disposition, the aggregate amount of such excess shall constitute Net Cash Proceeds; and
     (b) with respect to the sale or issuance of any Equity Interest by any Loan Party or any of its Subsidiaries, or the incurrence or issuance of any Indebtedness by any Loan Party or any of its Subsidiaries, the excess of (i) the sum of the cash and cash equivalents received in connection with such transaction over (ii) the underwriting discounts and commissions, and other reasonable and customary out-of-pocket expenses, incurred by such Loan Party or such Subsidiary in connection therewith.
     “Notes” means, collectively, the Revolving Credit Notes, the Term A Notes and the Term B Notes.
     “Obligations” means (a) all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under this Agreement or any other Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding and (b) all obligations under any Swap Contract between the Borrower and any Lender or any Affiliate of any Lender to the extent permitted under Section 6.5.
     “Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
     “Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.
     “Outstanding Amount” means (a) with respect to Term A Loans, Term B Loans and Revolving Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Term A Loans, Term B Loans and Revolving Loans, as the case may be, occurring on such date; and (b) with respect to any LC Exposure on any date, the amount of such LC Exposure on such date after giving effect to any issuance, amendment, extension or renewal Letter of Credit occurring on such date and any other changes in the aggregate amount of the LC Exposure as of such date, including as a result of any reimbursements by the Borrower of any outstanding LC Exposure.
     “Participant” has the meaning set forth in Section 9.4.
     “Patent Security Agreement” means the Patent Collateral Assignment and Security Agreement, dated as of the Amendment Agreement No. 1 Effective Date, entered into by and among the Administrative Agent, on behalf of itself and the Lenders, and each Loan Party that is signatory thereto, and any other patent collateral assignment and security agreement in form, scope and substance satisfactory to the Administrative Agent entered into by any Loan Party and delivered pursuant to Section 5.9.
     “PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
     “Perfection Certificate” means each perfection certificate, signed by the Borrower or a Subsidiary, in form and substance satisfactory to the Administrative Agent.
     “Permitted Encumbrances” means:
     (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.4;
     (b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.4;
     (c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;
     (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;
     (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Section 7.1; and
     (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;
provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

     “Permitted Investments” means, collectively, the investments of the type identified in the table below under the caption “Investment Type”, provided that, such investment (i) maintains, at all times, a minimum Moody’s and S&P rating identified in the table below opposite such investment type under the caption “Minimum Moody’s and/or S&P Rating”, (ii) matures within the time period identified in the table below opposite such investment type under the caption “Maximum Maturity” from the date of acquisition thereof, provided, that the Maximum Maturity of “Auction Rate Securities” and “Floating Rate Securities” shall be based on the next auction or reset date identified in such securities, (iii) comprises, as of the date on which a Person commits to acquire such investment, no more than the percentages identified in the table below opposite such investment type under the caption “Maximum Percentage of Outstanding Investments” (assuming the numerator used to determine compliance with such limitations equals the aggregate principal amount of such investment to be acquired, and the denominator used to determinate compliance equals the aggregate principal amount of all outstanding investments then held by the Borrower and its Subsidiaries (including the aggregate principal amount of the investment to be acquired), in each case, as of the date on which a Person commits to acquire such investment), (iv) with respect to any single issuer, comprises, as of the date on which a Person commits to acquire such investment, no more than the percentage of the relevant investment type identified in the table below opposite such investment under the caption “Maximum Percentage of Outstanding Investment with a Single Investor” (assuming the numerator used to determine compliance with such limitations equals the aggregate principal amount of such investment to be acquired, and the denominator used to determine compliance equals the aggregate principal amount of all outstanding investments then held by the Borrower and its Subsidiaries and issued or offered by the same issuer as the investment to be acquired (including the aggregate principal amount of the investment to be acquired), in each case, as of the date on which a Person commits to acquire such investment), (v) for any investment type constituting “United States Treasury”, “Agency Obligations” and “Repurchase Obligations”, such investments shall be limited to direct obligations of, or obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), and fully collateralized repurchase agreements for such securities entered into with a Qualifying Institution (as defined below), and (vi) for any investment type constituting “Certificates of Deposit”, “Time Deposits”, “Banker’s Acceptances” and “Bank Notes”, such investment shall be issued or offered by a Qualified Institution.

				Maximum
			Maximum	Percentage of
			Percentage of	Outstanding
	Minimum Moody’s	Maximum	Outstanding	Investment with a
Investment Type	and/or S&P Rating	Maturity	Investments	Single Issuer
United States Treasury, Agency Obligations and Repurchase Obligations	Aaa/AAA	2 years	100%	Not Applicable
Commercial Paper	A1/P1	270 days	100%	20%
Certificates of Deposit, Time Deposits, Banker’s Acceptances, Bank Notes	A1/P1	1 year	100%	20%
Auction Rate Securities	A/A	2 years	100%	20%
Corporate Bonds	A/A	2 years	50%	10%
Corporate Bonds	BBB/BBB	2 years	10%	5%
Taxable Municipal Bonds	A/A	2 years	50%	20%
Floating Rate Securities	A/A	2 years	50%	20%
Money Market Funds	Aaa/AAA	Not Applicable	100%	Not Applicable
     As used herein, “Qualified Institution” shall mean, the domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000.
     “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
     “Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
     “Pledge Agreement” means, collectively, the Master Securities Pledge Agreement made by each Loan Party and substantially in the form of Exhibit G and any other securities pledge agreement in form, scope and substance satisfactory to the Administrative Agent entered into by any Loan Party and delivered pursuant to Section 4.1 or Section 5.9.
     “Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank as its prime rate in effect at its office located at 270 Park Avenue, New York, New York; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.
     “Projections” has the meaning set forth in Section 5.1(g).

     “Public Lender” has the meaning set forth in Section 5.1.
     “Quarterly Payment Date” means the last day of each fiscal quarter of the Borrower, or if any such day is not a Business Day, the next succeeding Business Day.
     “Register” has the meaning set forth in Section 9.4.
     “Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.
     “Required Lenders” means, as of any date of determination, Lenders holding more than 50% of the sum of the (a) Total Outstandings (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in LC Exposure being deemed “held” by such Revolving Credit Lender for purposes of this definition) and (b) aggregate unused Revolving Credit Commitments.
     “Required Revolving Credit Lenders” means, at any time, Revolving Credit Lenders having Revolving Credit Exposures and unused Revolving Credit Commitments representing more than 50% of the sum of the Total Revolving Credit Exposures and unused Revolving Credit Commitments at such time.
     “Responsible Officer” means the chief executive officer, president or a Financial Officer of the Borrower or any other person authorized by the Board of Directors of the Borrower to sign Loan Documents on its behalf. Any document delivered hereunder that is signed by a Responsible Officer of the Borrower shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of the Borrower and such Responsible Officer shall be conclusively presumed to have acted on behalf of the Borrower.
     “Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Borrower or any option, warrant or other right to acquire any such Equity Interests in the Borrower.
     “Revenue” means, as of the date of determination for any period, the total amount of revenue, as reported in the financial statements required by Sections 5.1(a) and (b), received by the Borrower and its Subsidiaries on a consolidated basis. For purpose of determining “Revenue” hereunder, the Borrower shall use the exchange rates listed on Schedule 1.1 for the applicable period identified therein.
     “Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Revolving Credit Lenders pursuant to Section 2.1(a).
     “Revolving Credit Commitment” means, with respect to each Revolving Credit Lender, the commitment of such Revolving Credit Lender to make Revolving Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Revolving Credit Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.8 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.4. The initial amount of each Revolving Credit Lender’s Commitment is set forth on Schedule 2.1, or in the Assignment and Assumption pursuant to which such Revolving Credit Lender shall have assumed its Revolving Credit Commitment, as applicable.
     “Revolving Credit Exposure” means, with respect to any Revolving Credit Lender at any time, the sum of the outstanding principal amount of such Revolving Credit Lender’s Revolving Loans and its LC Exposure at such time.
     “Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments at such time.
     “Revolving Credit Lenders” means the Persons listed on Schedule 2.1 and any other Person that shall have become a revolving credit lender hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.
     “Revolving Credit Note” means a promissory note made by the Borrower in favor of a Revolving Credit Lender evidencing Revolving Loans made by such Revolving Credit Lender, substantially in the form of Exhibit C-1.
     “Revolving Loan” means a Loan made pursuant to Section 2.1(a).
     “S&P” means Standard & Poor’s.
     “Secured Party” means, collectively, the Administrative Agent, the Lenders, the Issuing Bank, and any Affiliate of any Lender that is party to a Swap Contract referred to in Section 6.5.
     “Securities” shall have the meaning ascribed to such term in the Pledge Agreement.
     “Securities Collateral” shall have the meaning ascribed to such term in the Pledge Agreement.
     “Security Agreement” means, collectively, the Master Security Agreement, dated as of the Amendment Agreement No. 1 Effective Date, entered into by and among the Administrative Agent, on behalf of itself and the Lenders, the Borrower and each Domestic Subsidiary, and substantially in the form of Exhibit H, and any other security agreement in form, scope and substance satisfactory to the Administrative Agent entered into by any Loan Party and delivered pursuant to Section 5.9.
     “Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject, with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
     “subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.
     “Subsidiary” means any subsidiary of the Borrower.
     “Swap Agreement” or “Swap Contract” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Swap Agreement or Swap Contract.
     “Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.
     “Term A Borrowing” means a borrowing consisting of simultaneous Term A Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Term A Lenders pursuant to Section 2.1(b).
     “Term A Commitment” means, as to each Term A Lender, its obligation to make Term A Loans to the Borrower pursuant to Section 2.1(b) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Term A Lender’s name on Schedule 2.1 under the caption “Term A Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Term A Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

     “Term A Facility” means, at any time, (a) prior to the Effective Date, the aggregate amount of the Term A Commitments at such time and (b) thereafter, the aggregate principal amount of the Term A Loans of all Term A Lenders outstanding at such time.
     “Term A Lender” means (a) at any time on or prior to the Effective Date, any Lender that has a Term A Commitment at such time and (b) thereafter, any Lender that holds Term A Loans at such time.
     “Term A Loan” means an advance made by any Term A Lender under the Term A Facility.
     “Term A Note” means a promissory note made by the Borrower in favor of a Term A Lender evidencing Term A Loans made by such Term A Lender, substantially in the form of Exhibit C-2.
     “Term B Borrowing” means the conversion of Multiple Advance Term Loans into Term B Loans on the Amendment Agreement No. 1 Effective Date pursuant to Section 2.1(c).
     “Term B Commitment” means, as to each Term B Lender, its obligation to make Term B Loans to the Borrower pursuant to Section 2.1(c) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Term B Lender’s name on Schedule 2.1 under the caption “Term B Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Term B Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
     “Term B Facility” means, at any time on and after the Amendment Agreement No. 1 Effective Date, the aggregate principal amount of the Term B Loans of all Term B Lenders outstanding at such time.
     “Term B Lender” means, at any time on and after the Amendment Agreement No. 1 Effective Date, any Lender that holds Term B Loans at such time.
     “Term B Loan” means any loan that was automatically renamed from a Multiple Advance Term Loan to a term B loan on the Amendment Agreement No. 1 Effective Date pursuant to Section 2.1(c) and which is held by any Lender under the Term B Facility.
     “Term B Note” means a promissory note made by the Borrower in favor of a Term B Lender evidencing Term B Loans made by such Term B Lender, substantially in the form of Exhibit C-3.
     “Total Outstandings” means the aggregate Outstanding Amount of all Loans and all LC Exposure.
     “Trademark Security Agreement” means the Trademark Collateral Security and Pledge Agreement, dated as of the Amendment Agreement No. 1 Effective Date, entered into by and among the Administrative Agent, on behalf of itself and the Lenders, and each Loan Party that is signatory thereto, and any other trademark collateral security and pledge agreement in form, scope and substance satisfactory to the Administrative Agent entered into by any Loan Party and delivered pursuant to Section 5.9.
     “Transactions” means the execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.
     “Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.
     “UCC” shall mean the Uniform Commercial Code as in effect in the State of New York, provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Securities Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.
     “Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
     SECTION 1.2. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurodollar Loan”) or by Class and Type (e.g., a “Eurodollar Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Eurodollar Borrowing”) or by Class and Type (e.g., a “Eurodollar Revolving Borrowing”).
     SECTION 1.3. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

     SECTION 1.4. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.
ARTICLE II.
THE CREDITS
     SECTION 2.1. Loans.
     (a) Revolving Loans: Subject to the terms and conditions set forth herein, each Revolving Credit Lender agrees to make Revolving Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Revolving Credit Lender’s Revolving Credit Exposure exceeding such Revolving Credit Lender’s Revolving Credit Commitment or (ii) the sum of the total Revolving Credit Exposures exceeding the total Revolving Credit Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.
     (b) Term A Loan. Subject to the terms and conditions set forth herein, each Term A Lender severally agrees to make a single term loan to the Borrower on the Effective Date in an amount not to exceed such Term A Lender’s Term A Commitment. The Borrowing shall consist of Term A Loans made simultaneously by the Term A Lenders in accordance with their respective Term A Commitments. Amounts borrowed under this Section 2.1(b) and repaid or prepaid may not be reborrowed.
     (c) Term B Loan. On the Amendment Agreement No. 1 Effective Date, the outstanding principal amount of the Multiple Advance Term Loans shall be automatically renamed the Term B Loan. All commitments for the Multiple Advance Term Loans shall terminate concurrently therewith. Such renaming will not require any action on the part of the Borrower, the Administrative Agent or the Lenders. The Term B Loan once repaid or prepaid may not be reborrowed.
     SECTION 2.2. Loans and Borrowings. (a) Each Loan shall be made as part of a Borrowing consisting of Revolving Loans, Term A Loans or Term B Loans, as applicable, made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

     (a) Subject to Section 2.13, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.
     (b) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $200,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $200,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total applicable Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.5(e). Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of 8 Eurodollar Borrowings outstanding.
     (c) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.
     SECTION 2.3. Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.5(e) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request and in the form of Exhibit D or in a form approved by the Administrative Agent and, in each case signed by a Responsible Officer of the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.2:
     (i) such Borrowing is comprised of Revolving Loans;
     (ii) the aggregate amount of the requested Borrowing;
     (iii) the date of such Borrowing, which shall be a Business Day;
     (iv) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;
     (v) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

     (vi) the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.6.
If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
     SECTION 2.4. Intentionally Omitted.
     SECTION 2.5. Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit for its own account, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.
     (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice signed by a Responsible Officer of the Borrower requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $5,000,000 and (ii) the sum of the total Revolving Credit Exposures shall not exceed the total Revolving Credit Commitments.
     (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date.
     (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Revolving Credit Lenders, the Issuing Bank hereby grants to each Revolving Credit Lender, and each Revolving Credit Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Revolving Credit Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Credit Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Revolving Credit Lender’s Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.
     (e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that ,if such LC Disbursement is not less than $50,000, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.3 that such payment be financed with an ABR Revolving Borrowing in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Credit Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Revolving Credit Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Credit Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.6 with respect to Revolving Loans made by such Revolving Credit Lender (and Section 2.6 shall apply, mutatis mutandis, to the payment obligations of the Revolving Credit Lenders), and the

Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Revolving Credit Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Revolving Credit Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Revolving Credit Lenders and the Issuing Bank as their interests may appear. Any payment made by a Revolving Credit Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.
     (f) Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or wilful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
     (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.
     (h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.12(d) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Credit Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.
     (i) Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.11(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.
     (j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Revolving Credit Lenders (or, if the maturity of the Revolving Loans has been accelerated, Revolving Credit Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the

Revolving Credit Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or clause (i) of Section 7.1. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Revolving Loans has been accelerated (but subject to the consent of Revolving Credit Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.
     SECTION 2.6. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City and designated by the Borrower in the applicable Borrowing Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.5(e) shall be remitted by the Administrative Agent to the Issuing Bank.
     (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.
     SECTION 2.7. Interest Elections. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.
     (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.3 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by a Responsible Officer of the Borrower.
     (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.2:
     (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
     (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
     (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and
     (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.
If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

     (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
     (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.
     SECTION 2.8. Termination and Reduction of Commitments. (a) Unless previously terminated, the Commitments shall terminate on the Maturity Date.
     (b) The Borrower may at any time terminate, or from time to time reduce, the Revolving Credit Commitments; provided that (i) each reduction of the Revolving Credit Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $1,000,000 and (ii) the Borrower shall not terminate or reduce the Revolving Credit Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.10, the sum of the Revolving Credit Exposures would exceed the total Revolving Credit Commitments.
     (c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Revolving Credit Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable and signed by a Responsible Officer of the Borrower; provided that a notice of termination of all Revolving Credit Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Revolving Credit Commitments shall be permanent. Each reduction of the Revolving Credit Commitments shall be made ratably among the applicable Lenders in accordance with their respective Revolving Credit Commitments.
     SECTION 2.9. Evidence of Debt.
     (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

     (b) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
     (c) The entries made in the accounts maintained pursuant to paragraph (a) or paragraph (b) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.
     (d) Any Lender may request that the applicable Loans made by it be evidenced by a Note, as appropriate. In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns). Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after assignment pursuant to Section 9.4) be represented by one or more Notes in such form payable to the order of the payee named therein (or, if such Note is a registered note, to such payee and its registered assigns).
     SECTION 2.10. Prepayment and Repayments of Loans.
     (a) Voluntary Prepayments. (i) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (a)(ii) of this Section.
     (ii) The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable, shall specify the Facility to be repaid, the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid and shall be signed by a Responsible Officer of the Borrower; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.8, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.8. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.2. Each prepayment of a Borrowing shall be applied to the applicable Loans included in the prepaid Borrowing, provided that any prepayment of the Term A Loans and/or the Term B Loans shall be applied to the principal repayment installments thereof in inverse order of maturity, and each such prepayment shall be paid to the applicable Lenders in accordance with their respective Applicable Percentages in respect of each of the relevant Facilities. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12 and any amounts payable under Section 2.15.
     (b) Mandatory Repayments.
     (i) The Borrower hereby unconditionally promises to pay and shall repay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan on the Maturity Date.
     (ii) Commencing with the Quarterly Payment Date occurring on December 31, 2007, on each Quarterly Payment Date thereafter, the Borrower shall repay the outstanding principal amount of the Term A Loans in an amount equal to $600,000.
     (iii) Commencing with the Quarterly Payment Date on December 31, 2007, on each Quarterly Payment Date, the Borrower shall repay the outstanding principal amount of the Term B Loans in an amount equal to 5.0% of each Term B Borrowing made hereunder.
     (iv) If any Loan Party or any of its Subsidiaries Disposes of any property (other than any Disposition of any property permitted by Section 6.3) which results in the realization by such Person of Net Cash Proceeds, the Borrower shall prepay an aggregate principal amount of Loans equal to 100% of such Net Cash Proceeds immediately upon receipt thereof by such Person (such prepayments to be applied as set forth in clause (viii) below)
     (v) Upon the sale or issuance by any Loan Party or any of its Subsidiaries of any of its Equity Interests (other than any issuances of Equity Interests as provided in Section 6.6(a) and Section 6.6(c)), the Borrower shall prepay an aggregate principal amount of Loans equal to 100% of all Net Cash Proceeds received therefrom immediately upon receipt thereof by such Loan Party or such Subsidiary (such prepayments to be applied as set forth in clause (viii).
     (vi) Upon the incurrence or issuance by any Loan Party or any of its Subsidiaries of any Indebtedness (other than Indebtedness expressly permitted to be incurred or issued pursuant to Section 6.1), the Borrower shall prepay an aggregate principal amount of Loans equal to 100% of all Net Cash Proceeds received therefrom immediately upon receipt thereof by such Loan Party or such Subsidiary (such prepayments to be applied as set forth in clause (viii) below).
     (vii) Upon any Extraordinary Receipt in excess of $100,000 received by or paid to or for the account of any Loan Party or any of its Subsidiaries, and not otherwise included in clause (iv), (v) or (vi) of this Section 2.10(b), the Borrower shall prepay an aggregate principal amount of Loans equal to 100% of all Net

Cash Proceeds received therefrom immediately upon receipt thereof by such Loan Party or such Subsidiary (such prepayments to be applied as set forth in clause (viii) below); provided, however, that with respect to any proceeds of insurance or condemnation awards (or payments in lieu thereof), at the election of the Borrower (as notified by the Borrower to the Administrative Agent on or prior to the date of receipt of such insurance proceeds or condemnation awards), and so long as no Default or Event of Default shall have occurred and be continuing, such Loan Party or such Subsidiary may apply within 90 days after the receipt of such cash proceeds to replace or repair the equipment, fixed assets or real property in respect of which such cash proceeds were received; and provided, further, however, that any cash proceeds not so applied shall be immediately applied to the prepayment of the Loans as set forth in this Section 2.10(b)(viii).
     (viii) Each prepayment of Loans pursuant to the foregoing provisions of clauses (iv) through (vii), inclusive, of this Section 2.10(b) shall be applied, first, ratably to each of the Term A Facility and the Term B Facility and to the principal repayment installments thereof in inverse order of maturity and, second, to the Revolving Credit Facility (together with a corresponding reduction in the Revolving Credit Commitments).
     (ix) On the day immediately prior to the commencement of each Clean-up Period, the Borrower shall repay in full the Outstanding Amount of all Revolving Loans.
     (x) Each Revolving Loan shall be paid in full on the date occurring no later than twenty-five days following the date of such Revolving Credit Borrowing.
     (xi) The prepayment requirements of clauses (ix) and (x) shall terminate upon the Administrative Agent’s receipt of a Compliance Certificate evidencing to the reasonable satisfaction of the Administrative Agent that the Consolidated Total Leverage Ratio of the Borrower is less than 2.25 to 1.00 as of the last day of each of the two most recently ended Measurement Periods for which Compliance Certificates have been delivered.
     SECTION 2.11. Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Credit Lender a commitment fee, which shall accrue at a rate equal to 1.00% on the daily undrawn amount of the Revolving Credit Commitment of such Lender during the period from and including Effective Date to but excluding the date on which such Commitment terminates. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the applicable Commitments terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

     (b) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Credit Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at a rate equal to 4.00% on the average daily amount of such Revolving Credit Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Revolving Credit Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Credit Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Revolving Credit Commitments terminate and any such fees accruing after the date on which the Revolving Credit Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
     (c) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.
     (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the applicable Lenders. Fees paid shall not be refundable under any circumstances.
     SECTION 2.12. Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus 4.00%.
     (b) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus 5.00%.
     (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.
     (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Commitments therefor; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
     (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
     SECTION 2.13. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:
     (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or
     (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;
then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective, and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.
     SECTION 2.14. Increased Costs. (a) If any Change in Law shall:

     (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank; or
     (ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.
     (b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.
     (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or paragraph (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.
     (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in

Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.
     SECTION 2.15. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(a) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.18, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
     SECTION 2.16. Taxes. (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.
     (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
     (c) The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.
     (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
     (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.
     (f) If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.16, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.16 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.
     SECTION 2.17. Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.14, Section 2.15 or Section 2.16, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative

Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except payments to be made directly to the Issuing Bank as expressly provided herein and except that payments pursuant to Sections 2.14, 2.15, 2.16 and 9.3 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.
     (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably to the Revolving Credit Facility, Term A Facility and the Term B Facility and each such payment shall be paid to the Lenders in accordance with their respective Applicable Percentages in respect of each of the relevant Facilities, (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder ratably to the Revolving Credit Facility, Term A Facility and Term B Facility and each such payment shall be paid to the Lenders in accordance with their respective Applicable Percentages in respect of each of the relevant Facilities.
     (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

     (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
     (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.5(d) or (e), Section 2.6(b), Section 2.17(d) or Section 9.3(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.
     SECTION 2.18. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or Section 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
     (b) If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.4), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and if a Commitment is being assigned, the Issuing Bank), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
ARTICLE III.
REPRESENTATIONS AND WARRANTIES
     The Borrower represents and warrants to the Lenders that:
     SECTION 3.1. Organization; Powers. Each Loan Party and each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.
     SECTION 3.2. Authorization; Enforceability. The Transactions are within the each Loan Party’s corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement and the other Loan Documents has been duly executed and delivered by each Loan Party to which such Person is a party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
     SECTION 3.3. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the Organization Documents of any Loan Party or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the any Loan Party or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by any Loan Party or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of any Loan Party or any of its Subsidiaries except a Lien in favor of the Administrative Agent under the Collateral Documents.
     SECTION 3.4. Financial Condition; No Material Adverse Change. (a) The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal year ended June 30, 2008, reported on by an Approved Auditor, and (ii) as of and for the fiscal quarter ended September 30, 2008, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.
     (b) Since June 30, 2006, there has been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole, except as otherwise disclosed in the Harris Financial Information.
     SECTION 3.5. Properties; Liens. (a) Each Loan Party and each of its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.
     (b) Each Loan Party and each of its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by such Loan Party and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
     (c) The property of each of Loan Party and each of its Subsidiaries is subject to no Liens, other than Permitted Encumbrances and Liens expressly permitted in Section 6.2 hereof.
     SECTION 3.6. Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting any Loan Party or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve this Agreement or the Transactions.
     (b) Except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither any Loan Party nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.
     SECTION 3.7. Compliance with Laws and Agreements. Each Loan Party and each of its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

     SECTION 3.8. Investment and Holding Company Status. Neither the Borrower nor any of its Subsidiaries is (a) an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) is a “holding company,” or a “subsidiary company” of a “holding company,” or an “affiliate” of a “holding company”, as such terms are defined in the Public Utility Holding Company Act of 2005, and neither the Borrower or any of its Subsidiaries is subject to regulation as a “public utility” under the Federal Power Act, as amended.
     SECTION 3.9. Taxes. Each of the Loan Parties and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Loan Party or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.
     SECTION 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $100,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $100,000 the fair market value of the assets of all such underfunded Plans.
     SECTION 3.11. Subsidiaries. Schedule 3.11 (as such Schedule may be updated from time to time with the prior written consent of the Administrative Agent) is a complete list of each of the Borrower’s Subsidiaries and such Subsidiary’s jurisdiction of incorporation.
     SECTION 3.12. Federal Regulations. Neither the Borrower nor any of its Subsidiaries is engaged or will engage in any activities, nor shall use any portion of the proceeds of the Loans be used for any purpose, which in either case violate or are inconsistent with the provisions of Regulations U and X of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect.
     SECTION 3.13. Specially Designated Nationals or Blocked Persons List. None of the Borrower, the Subsidiaries or any Affiliates of the Borrower are named on the United States Department of the Treasury’s Specially Designated Nationals or Blocked Persons list.
     SECTION 3.14. Collateral Documents. Each Collateral Document is effective to create in favor of the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, a legal, valid and enforceable first priority security interest in the Collateral and proceeds thereof. In the case of the Securities described in the Pledge Agreement, when certificates representing such Securities are delivered to the Administrative Agent, and in the case of the other Securities Collateral described in the Pledge Agreement and the Collateral described in the other Collateral Documents, when financing statements and other filings specified therein in appropriate form are filed in the offices specified therein, and in the case of the Collateral generally, such other actions as required by applicable law have been taken, the Collateral Documents shall constitute a fully perfected Lien on, and first priority security interest in, all right, title and interest of the applicable Loan Parties in such Collateral and the proceeds thereof as security for the Obligations.
     SECTION 3.15. Disclosure. Each Loan Party has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other information furnished by or on behalf of a Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time, and further provided that other forward looking information is based upon reasonable and estimates made in good faith by the Borrower and which the Borrower believed to be reasonable at the time of making.
ARTICLE IV.
CONDITIONS
     SECTION 4.1. Effective Date. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.2, or, unless the Administrative Agent in its sole discretion determines that the satisfaction of one or more of the following conditions precedent may be satisfied on a post-closing basis pursuant to a Post-Closing Agreement entered into by the Borrower and the Administrative Agent in form, scope and substance satisfactory to the Administrative Agent):
     (a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) an original counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.
     (b) The Administrative Agent (or its counsel) shall have received either (i) an original counterpart of the Guaranty signed on behalf of each of the Guarantors or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of the Guaranty) that such party has signed a counterpart of the Guaranty.

     (c) The Administrative Agent (or its counsel) shall have received either (i) an original counterpart of the Pledge Agreement signed on behalf of the parties designated by the Borrower and those Subsidiaries for which Equity Interests are being pledged or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of the Pledge Agreement) that such party has signed a counterpart of the Pledge Agreement. The Administrative Agent shall have received all certificates representing such Equity Interests pledged under the Pledge Agreement, accompanied by instruments of transfer and undated stock powers endorsed in blank, each in form and substance satisfactory to the Administrative Agent; and the Borrower shall have taken all steps necessary under applicable law to perfect the Lien of the Administrative Agent in such Equity Interests.
     (d) The Administrative Agent shall have received the results of a search of the UCC filings (or equivalent filings), in addition to tax Lien, judgment Lien, bankruptcy and litigation searches made with respect to each Loan Party, together with copies of the financing statements and other filings (or similar documents) disclosed by such searches, and accompanied by evidence satisfactory to the Administrative Agent that the Liens indicated in any such financing statement and other filings (or similar document) are Permitted Encumbrances or have been released or will be released substantially simultaneously with the initial Borrowing hereunder.
     (e) The Administrative Agent shall have received evidence, in form and substance satisfactory to the Administrative Agent, that appropriate UCC (or equivalent) financing statements have been duly filed in such office or offices as may be necessary or, in the opinion of Administrative Agent, desirable, to perfect the Administrative Agent’s Liens in and to the Securities Collateral and certified searches reflecting the filing of all such financing statements.
     (f) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of (i) Harris Beach PLLC, counsel for the Borrower, substantially in the form of Exhibit B, and covering such other matters relating to the Borrower, this Agreement or the Transactions as the Required Lenders shall reasonably request; and (ii) local counsel to the Borrower, in form, scope and substance satisfactory to the Administrative Agent, and covering such other matters relating to the Borrower and the other Loan Parties, this Agreement or the Transactions as the Required Lenders shall reasonably request. The Borrower hereby requests such counsel to deliver such opinion.
     (g) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Loan Parties, the authorization of the Transactions and any other legal matters relating to the Loan Parties, this Agreement or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.
     (h) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the

Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.2.
     (i) The Administrative Agent and the Lead Arranger shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.
     (j) The Administrative Agent shall have received evidence that all governmental and third party approvals necessary or, in the discretion of the Administrative Agent, advisable in connection with the Transaction and the continuing operations of the Borrower and its Subsidiaries shall have been obtained and be in full force and effect.
     (k) The Administrative Agent shall have received (i) satisfactory audited consolidated financial statements of the Borrower for the two most recent fiscal years ended prior to the Effective Date as to which such financial statements are available and (ii) satisfactory unaudited interim consolidated financial statements of the Borrower for each quarterly period ended subsequent to the date of the latest financial statements delivered pursuant to clause (i) of this paragraph as to which such financial statements are available.
     (l) The Administrative Agent shall have received evidence satisfactory to the Administrative Agent that the Existing Credit Agreement has been, or concurrently with Effective Date is being, terminated and all Liens securing obligations under the Existing Credit Agreement, if any, have been, or concurrently with the Effective Date are being, released and terminated.
     (m) Since June 30, 2006, there shall not have occurred any Material Adverse Effect.
     (n) The Administrative Agent and the Lenders shall have received (i) all documentation and other information reasonably requested by the Lenders or the Administrative Agent under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act and (ii) such other documents and instruments as are customary for transactions of this type or as they may reasonably request.
The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.2) at or prior to 3:00 p.m., New York City time, on September 30, 2007 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

     SECTION 4.2. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:
     (a) The representations and warranties of the Borrower set forth in this Agreement shall be true and correct on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable.
     (b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default or Event of Default shall have occurred and be continuing or would result from such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit.
     (c) Commencing on the Amendment No. 3 Effective Date and continuing through but not including February 1, 2010, at the time of a Borrowing, the minimum Cash Balance shall equal or exceed 1.5 times the Outstanding Amount of the Revolving Loans (calculated, for the avoidance of doubt, to include the amount of such proposed Borrowing); and commencing February 1, 2010, at the time of a Borrowing, the minimum Cash Balance shall equal or exceed 1.2 times the Outstanding Amount of the Revolving Loans (calculated, for the avoidance of doubt, to include the amount of such proposed Borrowing); provided, however that in the event the Consolidated Total Leverage Ratio of the Borrower is less than 2.25 to 1.00 as of the last day of each of the two most recently ended Measurement Periods for which Compliance Certificates have been delivered, the restrictions set forth in this Section 4.2(c) shall terminate. On the funding date of any Loan, prior to the funding of such Loan, the Borrower shall deliver to the Administrative Agent an officer’s certificate certifying as to the calculation of the Cash Balance as of such date, and including a detailed listing by country, and certifying that such Cash Balance at such date complies with this Section 4.2(c), such officer’s certificate and certifications to be in form and substance satisfactory to the Administrative Agent.
     (d) During any Clean-up Period, no Borrowings constituting Revolving Loans shall be permitted.
Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.
ARTICLE V.
AFFIRMATIVE COVENANTS
     Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in cash in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

     SECTION 5.1. Financial Statements; Ratings Change and Other Information. The Borrower will furnish to the Administrative Agent and each Lender:
     (a) within 90 days after the end of each fiscal year of the Borrower, its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by an Approved Auditor (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;
     (b) (i) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;
          (ii) within 30 days after the end of each fiscal month of the Borrower commencing with the month ending February 28, 2009, management prepared consolidated and consolidating balance sheets, and related statements of operations, stockholder’s equity and cash flows of the Borrower as of the end of and for such fiscal month and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year; all prepared and reviewed by one of its Financial Officers or under such Financial Officer’s direct supervision and attested to by its Financial Officer that such financial statements have been so prepared and reviewed and that such financial statements present fairly in all material respects the financial condition of the Borrower and its Subsidiaries on a consolidated and consolidating basis, subject to normal quarterly true-ups and adjustments, and as being prepared in good faith and as based upon internal management reporting systems;
     (c) concurrently with any delivery of financial statements under clause (a), or clause (b) above, a Compliance Certificate in the form of Exhibit E of a Financial Officer of the Borrower, (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.9 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.4 that could potentially impact the Borrower and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;
     (d) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be;
     (e) promptly after Moody’s or S&P shall have announced a change in the rating established or deemed to have been established for the Index Debt, written notice of such rating change;
     (f) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request;
     (g) promptly, but in any event, (i) within 30 days after the commencement of each fiscal year of the Borrower, a detailed consolidated budget for the fiscal year and a detailed consolidated budget by month for the first fiscal quarter of such fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flow as of the end of such fiscal year and for such first quarter of such fiscal year) approved by the Borrower’s board of directors, and (ii) within 90 days after the commencement of each fiscal year of the Borrower, a detailed consolidated budget by month for the remaining three fiscal quarters of such fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flow for such remaining portion of such fiscal year) approved by the Borrower’s board of directors (collectively, the “Projections”); and
     (h) promptly, but in any event within five (5) Business Days of any payment of an Earn Out Obligation, deliver to the Administrative Agent an officer’s certificate, signed by a Responsible Officer of the Borrower, setting forth reasonably detailed calculations of the Earn Out Obligation paid or to be paid and attaching a copy of the applicable definitive documentation setting forth the calculation for such Earn Out Obligation.
     The Borrower hereby acknowledges that (a) the Administrative Agent will make available to the Lenders and the Issuing Bank materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Issuing Bank and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 9.12); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”
     SECTION 5.2. Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:
     (a) the occurrence of any Default;
     (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;
     (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $100,000; and
     (d) of the (i) occurrence of any Disposition of property or assets for which the Borrower is required to make a mandatory prepayment pursuant to Section 2.10(b), (ii) occurrence of any sale of Equity Interests for which the Borrower is required to make a mandatory prepayment pursuant to Section 2.10(b), (iii) incurrence or issuance of any Indebtedness for which the Borrower is required to make a mandatory prepayment pursuant to Section 2.10(b), and (iv) receipt of any Extraordinary Receipt for which the Borrower is required to make a mandatory prepayment pursuant to Section 2.10(b);
     (e) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect; and
     (f) the proposed commencement date of any Clean-up Period one (1) Business Day prior to such date.
Each notice delivered under this Section shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

     SECTION 5.3. Existence; Conduct of Business. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.3.
     SECTION 5.4. Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.
     SECTION 5.5. Maintenance of Properties; Insurance. The Borrower will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.
     SECTION 5.6. Books and Records; Inspection Rights. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries in all material respects are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested and, so long as no Default or Event of Default is then continuing, upon reasonable notice to the Borrower.
     SECTION 5.7. Compliance with Laws. The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
     SECTION 5.8. Use of Proceeds and Letters of Credit. The proceeds of the Revolving Loans and the Term B Loans will be used only for general corporate purposes, including share repurchases permitted pursuant in the terms hereof. The proceeds of the Term A Loan will be used on the Effective Date to refinance the Existing Credit Agreement. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X. Letters of Credit will be issued for general corporate purposes.
     SECTION 5.9. Additional Subsidiaries.

     (a) At any time that any Loan Party or any newly formed or acquired Subsidiary that is to become a Loan Party pursuant to clause (b) below acquires any personal property not subject to a perfected security interest in and Lien in favor of the Administrative Agent pursuant to the Collateral Documents, within five (5) Business Days after the acquisition of such personal property by such Person, the Borrower shall furnish to the Administrative Agent, in reasonable detail, a written description of such personal property.
     (b) Within thirty (30) days of the formation or acquisition of a Subsidiary by any Loan Party (other than a Foreign Subsidiary, which is addressed in clause (c) below), the Borrower shall, and shall cause any such Subsidiary to, at the Borrower’s expense, (i) duly execute and deliver to the Administrative Agent a joinder agreement to the Guaranty, the Security Agreement and the Pledge Agreement, and all other applicable Collateral Documents specified by and in form and substance satisfactory to the Administrative Agent, (ii) deliver to the Administrative Agent documents of the types referred to in Section 4.1(d), Section 4.1(f) and Section 4.1(g), and (iii) deliver to the Administrative Agent any other documents and instruments requested by the Administrative Agent, including favorable opinions of counsel to the Borrower and such Subsidiary (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (i)), all in form, content and scope reasonably satisfactory to the Administrative Agent. In addition, the Borrower shall, and shall cause any such Subsidiary to, at the Borrower’s expense, take all such other actions as the Administrative Agent may consider necessary or desirable to give full effect to the Guaranty and to perfect and preserve the rights and powers of the Administrative Agent and the Lenders under the Collateral Documents.
     (c) Within thirty (30) days of the formation or acquisition of a Foreign Subsidiary by any Loan Party, the Borrower shall, and shall cause the applicable Loan Party and such Foreign Subsidiary to, at the Borrower’s expense, (i) duly execute and deliver to the Administrative Agent a Pledge Agreement or such other document applicable under applicable law as the Administrative Agent shall deem necessary or desirable for the collateral pledge of and perfection of the Equity Interests of such Foreign Subsidiary, (ii) deliver to the Administrative Agent all certificates representing the Equity Interests pledged to the Administrative Agent and the Lenders pursuant to the Pledge Agreement, accompanied by instruments of transfer and undated stock powers endorsed in blank, for certificated Equity Interests, (iii) deliver to the Administrative Agent documents of the types referred to in Section 4.1(d) through and including Section 4.1(g), and any other documents and instruments requested by the Administrative Agent, including favorable opinions of counsel to the Borrower and such Subsidiary (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (i)), all in form, content and scope reasonably satisfactory to the Administrative Agent, (iv) taking such additional actions as the Administrative Agent may consider necessary or desirable under applicable law to perfect the Lien of the Administrative Agent in such Equity Interests. The Loan Parties will pledge to the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, all the issued and outstanding Equity Interests of each Foreign Subsidiary, except, to the extent such pledge of the Equity Interest of any Foreign

Subsidiary that qualifies as a controlled foreign corporation within the meaning of Section 951 of the Code would result in any material adverse tax consequence or duty, in which case, the Loan Parties will pledge to the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, 66% of the voting Equity Interests and 100% of the non-voting Equity Interests of each such first-tier Foreign Subsidiary.
     SECTION 5.10. Amendment Agreement No. 3 Post-Closing Obligations. The Borrower hereby covenants and agrees to execute and/or deliver (or cause the execution and/or delivery of) each of the following items to the Administrative Agent by the dates identified below (unless otherwise extended or waived in a written agreement by the Administrative Agent in its sole discretion):
     (a) On or before May 15, 2009, binding insurance endorsements satisfactory to the Administrative Agent listing the Administrative Agent as additional insured with respect to liability insurance and as lender loss payee with respect to property insurance.
     (b) On or before June 15, 2009, all documentation necessary or desirable in the Administrative Agent’s reasonable determination to be executed or delivered under the laws of France in connection with the pledge of the Equity Interests of the French Foreign Subsidiary, together with legal opinions relating thereto and such other documents reasonably requested by the Administrative Agent in connection therewith, all in form and substance satisfactory to the Administrative Agent and its counsel.
     (c) On or before May 11, 2009, evidence that all documentation, filings, and payments required to reinstate the articles of incorporation of GSBC Ohio Incorporation have been filed or made with the Ohio Department of Taxation and Secretary of State of the State of Ohio, which includes, without limitation, the cancellation notice with respect to GSBC Ohio Corporation’s articles of incorporation, the Ohio corporate franchise tax identification number of GSBC Ohio Corporation and the federal employee identification number of GSBC Ohio Corporation.
     (d) On or before June 3, 2009, evidence that the articles of incorporation of GSBC Ohio Corporation have been reinstated and that GSBC Ohio Corporation is in good standing in the State of Ohio, which includes, without limitation, (i) evidence that the “D-3” certificate of reinstatement received from the Ohio Department of Taxation, together with a check or money order for the filing fee of $25.00, has been forwarded to the Secretary of State of the State of Ohio, (ii) a certified copy of the certificate of reinstatement of GSBC Ohio Corporation from the Secretary of State of the State of Ohio, and (iii) a good standing certificate from the Secretary of State of the State of Ohio, stating that GSBC Ohio Corporation is currently in good standing upon the records of this office. Within 1 Business Day of the Borrower’s receipt of such good standing certificate with respect to GSBC Ohio Corporation, the Borrower shall deliver to the Administrative Agent confirmation that the executed signature page of GSBC Ohio Corporation to the Loan Parties’ acknowledgement attached to Amendment Agreement No. 3 is released from escrow and may be appended to such Loan Parties’ acknowledgement.

ARTICLE VI.
NEGATIVE COVENANTS
     Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in cash in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:
     SECTION 6.1. Indebtedness. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:
     (a) Indebtedness created hereunder;
     (b) Indebtedness existing on the date hereof and set forth in Schedule 6.1 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof;
     (c) unsecured Indebtedness of (i) a Loan Party owed to another Loan Party, provided that (x) all such Indebtedness is evidenced by promissory notes and all such notes shall be subject to a Lien in favor of the Administrative Agent pursuant to the Collateral Documents and (y) all such Indebtedness shall be expressly subordinated in right of payment to the full and final payment in full in cash of the Obligations pursuant to a subordination agreement or the terms of the applicable promissory notes that in each such case shall be satisfactory to the Administrative Agent, (ii) a Loan Party owed to a Subsidiary not a Loan Party hereunder, provided that all such Indebtedness shall be subordinated in right of payment to the full and final payment in full in cash of the Obligations pursuant to a subordination agreement or the terms of the applicable promissory notes that in each such case shall be satisfactory to the Administrative Agent, (iii) Harris Decima Inc., a corporation formed under the laws of the Province of Ontario, Canada, owed to the Borrower in an aggregate principal amount not to exceed $1,542,875 at any time, (iv) Marketshare Limited, a company formed under the laws of Hong Kong, and Marketshare Pte., Ltd., a company formed under the laws of Singapore, owed to the Borrower in an aggregate principal amount not to exceed $1,209,522 at any time, (v) a Subsidiary not a Loan Party to a Subsidiary not a Loan Party, and (vi) other than as expressly provided for herein, a Subsidiary not a Loan Party hereunder owed to a Loan Party, provided that the aggregate principal amount of all such Indebtedness shall not exceed $250,000 at any time; provided that the Borrower will not, and will not permit any Subsidiary to, prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Indebtedness described in Section 6.1(c)(ii), except regularly scheduled or required repayments or redemptions;
     (d) Guarantees by (i) the Borrower of any Indebtedness of any Loan Party and (ii) any Subsidiary of the Borrower of Indebtedness of the Borrower;
     (e) Indebtedness of the Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including

Capitalized Lease Obligations and Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (i) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (e) shall not exceed $3,500,000 at any time outstanding; and
     (f) other unsecured Indebtedness incurred in the ordinary course of business in an aggregate principal amount not to exceed $250,000 at any time outstanding.
     SECTION 6.2. Liens. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:
     (a) Permitted Encumbrances;
     (b) any Lien on any property or asset of the Borrower or any Subsidiary existing on the date hereof and set forth in Schedule 6.2; provided that (i) such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;
     (c) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;
     (d) Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Subsidiary; provided that (i) such security interests secure Indebtedness permitted by clause (e) of Section 6.1, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of the Borrower or any Subsidiary; and

     (e) Liens created pursuant to any Loan Document in favor of the Administrative Agent, for the benefit of the Lenders and the Administrative Agent.
     SECTION 6.3. Fundamental Changes; Line of Business. (a) The Borrower will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise Dispose of (in one transaction or in a series of transactions) all or any substantial part of its assets, or all or substantially all of the stock of any of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving entity, (ii) any Subsidiary may merge into any Subsidiary in a transaction in which the surviving entity is a Subsidiary, provided that in the event any Subsidiary to such merger is Loan Party, such Subsidiary that is a Loan Party shall be the surviving entity, (iii) any Subsidiary that is a Loan Party may sell, transfer, lease or otherwise Dispose of its assets to the Borrower or to another Subsidiary that is a Loan Party, (iv) any Subsidiary that is not a Loan Party may sell, transfer, lease or otherwise Dispose of its assets to another Subsidiary that is not a Loan Party, (v) any Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders; provided that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.4.
     (b) The Borrower will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.
     SECTION 6.4. Investments, Loans, Advances, Guarantees and Acquisitions. The Borrower will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:
     (a) Permitted Investments;
     (b) Investments by the Borrower in the capital stock of (i) any Loan Party and (ii) any Subsidiary that is not a Loan Party to the extent permitted under Section 6.1(c)(v);
     (c) Investments in Indebtedness permitted under Section 6.1(c); and
     (d) Guarantees constituting Indebtedness permitted by Section 6.1.

     SECTION 6.5. Swap Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which the Borrower or any Subsidiary has actual exposure (other than those in respect of Equity Interests of the Borrower or any of its Subsidiaries), and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Subsidiary.
     SECTION 6.6. Restricted Payments. The Borrower will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except (a) the Borrower may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its common stock, (b) Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests and (c) so long as no Default or Event of Default shall then be continuing or would result therefrom, the Borrower may make non-cash Restricted Payments in the form of non-redeemable Equity Interests pursuant to and in accordance with stock option plans and other benefit plans for directors, management or employees of the Borrower and its Subsidiaries in existence as of the Effective Date.
     SECTION 6.7. Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions that would be obtainable at the time by the Borrower or such Subsidiary in a comparable arm’s length transaction between or among Persons that are not Affiliates, (b) transactions between or among the Borrower and its wholly-owned Subsidiaries not involving any other Affiliate so long as such transactions are on fair and reasonable terms substantially similar to those that would be obtainable at the time by the Borrower or such Subsidiary in a comparable arm’s length transaction between or among Persons that are not Affiliates of one another and (c) any Restricted Payment permitted by Section 6.6.
     SECTION 6.8. Restrictive Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, (ii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iii) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (iv) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.
     SECTION 6.9. Financial Covenants.
     (a) Consolidated Total Leverage Ratio. The Borrower will not permit the Consolidated Total Leverage Ratio as of the end of any Measurement Period of the Borrower to be greater than the applicable ratio set forth in the following table for the applicable period set forth opposite thereto:

Applicable Ratio	Applicable Period
3.80 to 1.00	Measurement Period ending March 31, 2009
5.25 to 1.00	Measurement Period ending June 30, 2009
6.40 to 1.00	Measurement Period ending September 30, 2009
4.05 to 1.00	Measurement Period ending December 31, 2009
4.20 to 1.00	Measurement Period ending March 31, 2010
2.45 to 1.00	Measurement Period ending June 30, 2010
2.10 to 1.00	Measurement Period ending September 30, 2010
2.00 to 1.00	Measurement Period ending December 31, 2010 and the Measurement Period ending on the last day of each fiscal quarter thereafter
     (b) Consolidated Interest Coverage Ratio. The Borrower will not permit the Consolidated Interest Coverage Ratio as of the end of any Measurement Period of the Borrower to be less than the applicable ratio set forth in the following table for the applicable period set forth opposite thereto:

Applicable Ratio	Applicable Period
3.00 to 1.00	For the Measurement Period ending March 31, 2009
2.15 to 1.00	For the Measurement Period ending June 30, 2009
1.75 to 1.00	For the Measurement Period ending September 30, 2009
2.20 to 1.00	For the Measurement Period ending December 31, 2009
2.25 to 1.00	For the Measurement Period ending March 31, 2010
3.00 to 1.00	For the Measurement Period ending June 30, 2010 and for the Measurement Period ending on the last day of each fiscal quarter thereafter
     (c) Minimum Revenue. The Borrower will not permit Revenue as of the end of any three month period of the Borrower to be less than the amount set forth in the following table for the applicable period set forth opposite thereto:

Applicable Amount	Applicable Period
$33,300,000	For the three month period ending March 31, 2009
$34,400,000	For the three month period ending April 30, 2009
$36,400,000	For the three month period ending May 31, 2009
$36,700,000	For the three month period ending June 30, 2009

Applicable Amount	Applicable Period
$36,500,000	For the three month period ending July 31, 2009
$33,900,000	For the three month period ending August 31, 2009
$33,200,000	For the three month period ending September 30, 2009
$35,900,000	For the three month period ending October 31, 2009
$39,600,000	For the three month period ending November 30, 2009
$40,100,000	For the three month period ending December 31, 2009
$36,700,000	For the three month period ending January 31, 2010
$33,700,000	For the three month period ending February 28, 2010
$34,000,000	For the three month period ending March 31, 2010
$36,500,000	For the three month period ending April 30, 2010
$40,200,000	For the three month period ending May 31, 2010
$42,200,000	For the three month period ending June 30, 2010
$41,500,000	For the three month period ending July 31, 2010
$37,900,000	For the three month period ending August 31, 2010
$36,200,000	For the three month period ending September 30, 2010
$39,000,000	For the three month period ending October 31, 2010
$43,000,000	For the three month period ending November 30, 2010
$43,400,000	For the three month period ending December 31, 2010
$39,500,000	For the three month period ending January 31, 2011
$36,200,000	For the three month period ending February 28, 2011
$36,400,000	For the three month period ending March 31, 2011
$39,100,000	For the three month period ending April 30, 2011
$43,100,000	For the three month period ending May 31, 2011
$45,400,000	For the three month period ending June 30, 2011
$41,500,000	For the three month period ending July 31, 2011
$37,900,000	For the three month period ending August 31, 2011
$36,200,000	For the three month period ending September 30, 2011
$39,000,000	For the three month period ending October 31, 2011
$43,000,000	For the three month period ending November 30, 2011
$43,400,000	For the three month period ending December 31, 2011
$39,500,000	For the three month period ending January 31, 2012
$36,200,000	For the three month period ending February 29, 2012
$36,400,000	For the three month period ending March 31, 2012
$39,100,000	For the three month period ending April 30, 2012
$43,100,000	For the three month period ending May 31, 2012
$45,400,000	For the three month period ending June 30, 2012
$41,500,000	For the three month period ending July 31, 2012
$37,900,000	For the three month period ending August 31, 2012 and each three month period ending thereafter
     SECTION 6.10. Capital Expenditures. The Borrower will not, and will not permit any of its Subsidiaries to, make or become legally obligated to make Capital Expenditures in an amount in the aggregate for the Borrower and its Subsidiaries during each fiscal year exceeding $4,500,000, provided that, such amount of aggregate Capital Expenditures shall be increased to $7,000,000 following the date on which the Borrower shall have delivered evidence satisfactory to the Administrative Agent that the Consolidated Total Leverage Ratio as of the last day of each of the two most recently ended Measurement Periods for which Compliance Certificates have been delivered is less than 2.00 to 1.00, provided, further that the additional $2,500,000 shall only be available to the Borrower in the fiscal quarters following delivery of the Compliance Certificates referred to in this Section 6.10.
     SECTION 6.11. Accounting Changes. The Borrower will not, and will not permit any of its Subsidiaries to, make any change in (a) accounting policies or reporting practices, except as required by GAAP, or (b) fiscal year.
ARTICLE VII.
EVENTS OF DEFAULT
     SECTION 7.1. Events of Default. If any of the following events (“Events of Default”) shall occur:
     (a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;
     (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable;
     (c) any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with this Agreement, any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement, any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, shall prove to have been materially incorrect when made or deemed made;
     (d) (i) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.2, Section 5.3 (with respect to the Borrower’s existence), Section 5.5 (with respect to maintenance of insurance), Section 5.6, Section 5.8, Section 5.9 or Section 5.10 or in Article VI, (ii) any Guarantor shall fail to perform or observe any term, covenant or agreement contained in the Guaranty or (iii) the Borrower or any Loan Party fails to perform or observe any term, covenant or agreement contained in any Collateral Document to which it is a party after, to the extent expressly provided in such Collateral Document, receipt of any notice required to be provided therein or grace period permitted therein.
     (e) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clauses (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

     (f) the Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (after the expiration of any applicable grace period);
     (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;
     (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;
     (i) the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;
     (j) the Borrower or any Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;
     (k) one or more judgments for the payment of money in an aggregate amount in excess of $100,000 shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment;

     (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;
     (m) any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any provision of any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document;
     (n) any Collateral Document or any Lien granted thereunder shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Loan Party or any of its Subsidiaries party thereto, or any Loan Party or any other Person shall, directly or indirectly, contest or limit in any manner such effectiveness, validity, binding nature or enforceability; or, except as permitted under any Collateral Document, any Lien securing any Obligation shall, in whole or in part, cease to be a perfected Lien; or
     (o) a Change in Control shall occur;
then, and in every such event (other than an event with respect to the Borrower described in clause (h) or clause (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or clause (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower. The Lenders and the Administrative Agent shall have all other rights and remedies available at law or in equity or pursuant to any Loan Documents including, without limitation, the rights and remedies of a secured party under the UCC. Such rights and remedies include the rights to (i) take possession of any Collateral; (ii) require the Loan Parties to assemble Collateral, at the Borrower’s expense, and make it available to the Administrative Agent at a place designated by such Administrative Agent; (iii) enter any premises where Collateral is located and store Collateral on such premises until sold (and if the premises are owned or leased by a Loan Party, the Loan Parties agree not to charge for such storage); and (iv) sell or otherwise dispose of any Collateral in its then condition at public or private sale, with such notice as may be acquired by law, at such locations, all as the Administrative Agent, in its discretion, deems advisable. The Administrative Agent shall have the right to conduct such sales on any Loan Party’s premises, without charge. The Administrative Agent shall have the right to sell, lease or otherwise dispose of any Collateral for cash, credit or any combination thereof, and the Administrative Agent may purchase any Collateral at public or, if permitted by law, private sale, and, in lieu of actual payment of the purchase price, may set off the amount of such price against the Obligations.
     SECTION 7.2. Application of Payments. After the exercise of remedies provided for in Section 7.1 (or after the Loans have automatically become or have been declared immediately due and payable), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:
     (a) First, to the payment of, or (as the case may be) the reimbursement of the Administrative Agent for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Administrative Agent in connection with the collection of such monies by the Administrative Agent, for the exercise, protection or enforcement by the Administrative Agent of all or any of the rights, remedies, powers and privileges of the Administrative Agent under this Credit Agreement or any of the other Loan Documents or in respect of the Securities Collateral or in support of any provision of adequate indemnity to the Administrative Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Administrative Agent to such monies;
     (b) Second, to the payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit fees) payable to the Administrative Agent and the Lenders and the Issuing Bank (including fees, charges and disbursements of counsel to the respective Administrative Agent, the Lenders and the Issuing Bank (including fees and time charges for attorneys who may be employees of the Administrative Agent, any Lender or the Issuing Bank), ratably among them in proportion to the respective amounts described in this clause Second payable to them;
     (c) Third, to the payment of that portion of the Obligations constituting interest on the Loans, LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time, and accrued and unpaid Letter of Credit fees, ratably among the Lenders and the Issuing Bank in proportion to the respective amounts described in this clause Third payable to them;
     (d) Fourth, to (i) the payment of that portion of the Obligations constituting unpaid principal of the Loans, (ii) payment of breakage, termination or other amounts owing in respect of any Swap Agreement between the Borrower and any Lender or any Affiliate of any Lender and (iii) the Administrative Agent, for the account of the Issuing Bank, to cash collateralize the aggregate undrawn amount of Letters of Credit in an amount equal to 105% of such undrawn amount, ratably among such parties in proportion to the respective amounts described in this clause Fourth payable to them; and

     (e) Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full in cash, to the Borrower or as otherwise required by applicable law.
ARTICLE VIII.
THE ADMINISTRATIVE AGENT; ETC.
     Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.
     The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders and the Issuing Bank hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and the Issuing Bank for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of Administrative Agent), shall be entitled to the benefits of all provisions of this Article VIII and Article IX, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents as if set forth in full herein with respect thereto.
     The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.
     The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.2), and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.2) or in the absence of its own gross negligence or wilful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
     The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
     The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
     Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 9.3 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

     Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.
     Anything herein to the contrary notwithstanding, the Syndication Agent listed on the cover page hereof shall not have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity a Lender hereunder.
ARTICLE IX.
MISCELLANEOUS
     SECTION 9.1. Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:
     (i) if to the Borrower, to it at Harris Interactive Inc., 60 Corporate Woods, Rochester, New York 14623, Attention of Chief Financial Officer (Telecopy No. (585) 273-0510);
     (ii) if to the Administrative Agent, to JPMorgan Chase Bank, Loan and Agency Services Group, 10 South Dearborn Street, 7th Floor, Chicago, Illinois 60605, Attention of Muoy Lim (Telecopy No. (312) 385-7103, with a copy to JPMorgan Chase Bank, National Association, Middle Market Banking, 1 Chase Square, Floor 9, Rochester, NY 14643, Attention of James Stanbrough (Telecopy No. (585) 797-1860);
     (iii) if to the Issuing Bank, to it 10 South Dearborn Street, 7th Floor, Chicago, Illinois 60605, Attention of Muoy Lim (Telecopy No. (312) 385-7103; and
     (iv) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.
     (b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

     (c) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.
     SECTION 9.2. Waivers; Amendments. (a) No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.
     (b) No amendment, waiver or modification of any provision of this Agreement or any other Loan Document shall be effective except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.17(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender or (vi) change the definition of “Required Revolving Credit Lenders” without the written consent of each Revolving Credit Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Issuing Bank hereunder without the prior written consent of the Administrative Agent or the Issuing Bank, as the case may be.
     SECTION 9.3. Expenses; Indemnity; Damage Waiver. (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative

Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement and the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, and in the administration of and actions relating to any Collateral, including actions taken to perfect or maintain priority of the Administrative Agent’s Lien on any Collateral, to maintain any insurance or to verify Collateral, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
     (b) The Borrower shall indemnify the Administrative Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.
     (c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent or the Issuing Bank under paragraph (a) or paragraph (b) of this Section, each Lender severally agrees to pay to the Administrative Agent or the Issuing Bank, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or the Issuing Bank in its capacity as such.

     (d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.
     (e) All amounts due under this Section shall be payable not later than five (5) Business Days after written demand therefor.
     SECTION 9.4. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
     (b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:
     (A) the Borrower, provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee;
     (B) the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment of all or any portion of a Term A Loan or a Term B Loan to a Lender, an Affiliate of a Lender or an Approved Fund; and
     (C) the Issuing Bank, provided that no consent of the Issuing Bank shall be required for an assignment of all or any portion of a Term A Loan or a Term B Loan.
     (ii) Assignments shall be subject to the following additional conditions:

     (A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 or, in the case of a Term A Loan or a Term B Loan, $1,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;
     (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;
     (C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and
     (D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower and its related parties or its securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.
     For the purposes of this Section 9.4(b), the term “Approved Fund” has the following meaning:
     “Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
     (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such

Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 9.3). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.4 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.
     (iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
     (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.5(d) or (e), 2.6(b), 2.17(d) or 9.3(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
     (c) (i) Any Lender may, without the consent of the Borrower, the Administrative Agent or the Issuing Bank, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such

Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.2(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.8 as though it were a Lender, provided such Participant agrees to be subject to Section 2.17(c) as though it were a Lender.
     (ii) A Participant shall not be entitled to receive any greater payment under Section 2.14 or Section 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.16(e) as though it were a Lender.
     (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
     SECTION 9.5. Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16 and 9.3 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

     SECTION 9.6. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.1, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.
     SECTION 9.7. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
     SECTION 9.8. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.
     SECTION 9.9. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the internal law of the State of New York (including Section 5-1401 and Section 5-1402 of the General Obligations laws of the State of New York).
     (b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.
     (c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
     (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.1. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
     SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
     SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
     SECTION 9.12. Confidentiality. (a) Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority, (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, provided, that to the extent reasonably practicable and not prohibited by applicable law, regulation, subpoena or similar legal process, prior telephonic notice is given to the Borrower of such intended disclosure (it being agreed by the parties that the failure by the Administrative Agent, the

Issuing Bank or any Lender to give such prior telephonic notice shall not impair the effectiveness of this Agreement or be deemed a breach of this Section 9.12), (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section, (X) to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (Y) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (vii) with the consent of the Borrower or (viii) to the extent such Information (X) becomes publicly available other than as a result of a breach of this Section or (Y) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, “Information” means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
     (b) EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 9.12(a) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.
     (c) ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWER AND ITS RELATED PARTIES OR ITS SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.
     SECTION 9.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law

(collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.
     SECTION 9.14. USA PATRIOT Act. Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) hereby notifies the Borrower that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act.
***Signature Page Follows***

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

HARRIS INTERACTIVE INC., as Borrower

By

Name:
Title:
[Signature page to Credit Agreement — Borrower]

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Administrative Agent,

By

Name:
Title:
[Signature page to Credit Agreement — Administrative Agent]

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as a Lender

By

Name:
Title:
[Signature page to Credit Agreement — JPMorgan Chase Bank, National Association]

MANUFACTURERS AND TRADERS TRUST COMPANY, as a Lender

By

Name:
Title:
[Signature page to Credit Agreement — Manufacturers and Traders Trust Company]

RBS CITIZENS, NATIONAL ASSOCIATION, as a Lender

By

Name:
Title:
[Signature page to Credit Agreement — RBS Citizens, National Association]

NATIONAL CITY BANK, as a Lender

By

Name:
Title:
[Signature page to Credit Agreement — National City Bank]

HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender

By

Name:
Title:
[Signature page to Credit Agreement — HSBC Bank USA, National Association]

Schedule 1.1
Exchange Rates1

	2009	2009	2009	2009	2009	2010	2010	2010	2010	2010	2010
	2009Q3	2009Q3	2009Q4	2009Q4	2009Q4	2010Q1	2010Q1	2010Q1	2010Q2	2010Q2	2010Q2
	Feb-09	Mar-09	Apr-09	May-09	Jun-09	Jul-09	Aug-09	Sep-09	Oct-09	Nov-09	Dec-09
GBP — USD	$1.444	$1.429	$1.370	$1.370	$1.380	1.380	$1.380	$1.430	$1.430	$1.430	$1.470

CAD — USD	$0.800	$0.807	$0.725	$0.725	$0.769	$0.769	$0.769	$0.794	$0.794	$0.794	$0.833

EUR — USD	$1.276	$1.329	$1.300	$1.300	$1.320	$1.320	$1.320	$1.340	$1.340	$1.340	$1.350

	2010	2010	2010	2010	2010	2010	2011	2011	2011	2011	2011
	2010Q3	2010Q3	2010Q3	2010Q4	2010Q4	2010Q4	2011Q1	2011Q1	2011Q1	2011Q2	2011Q2
	Jan-10	Feb-10	Mar-10	Apr-10	May-10	Jun-10	Jul-10	Aug-10	Sep-10	Oct-10	Nov-10
GBP — USD	$1.470	$1.470	$1.470	$1.470	$1.470	$1.470	$1.470	$1.470	$1.470	$1.470	$1.470

CAD — USD	$0.833	$0.833	$0.833	$0.833	$0.833	$0.833	$0.833	$0.833	$0.833	$0.833	$0.833

EUR — USD	$1.350	$1.350	$1.350	$1.350	$1.350	$1.350	$1.350	$1.350	$1.350	$1.350	$1.350

	2011	2011	2011	2011	2011	2011	2011
	2011Q2	2011Q3	2011Q3	2011Q3	2011Q4	2011Q4	2011Q4
	Dec-10	Jan-11	Feb-11	Mar-11	Apr-11	May-11	Jun-11
GBP — USD	$1.470	$1.470	$1.470	$1.470	$1.470	$1.470	$1.470

CAD — USD	$0.833	$0.833	$0.833	$0.833	$0.833	$0.833	$0.833

EUR — USD	$1.350	$1.350	$1.350	$1.350	$1.350	$1.350	$1.350

[1]	For Revenue received by Harris Interactive Asia Limited, Marketshare Limited and Marketshare Pte Limited, the exchange rates used shall be the daily average exchange rates for the applicable three month period published on http://www.reuters.com/finance/currencies (or other commercially available source providing quotations of cross currency rates as designated by the Administrative Agent from time to time), determined as of the date Revenue is measured for purposes of compliance with Section 6.9(c) of the Credit Agreement.

Schedule 2.1
Commitments of Lenders

		Percentage of
	Revolving	Revolving		Percentage of		Percentage of
	Credit	Credit	Term A	Term A	Term B	Term B
Lender	Commitment	Commitments	Commitment	Commitments	Commitment	Commitments
JPMorgan Chase Bank, National Association	$1,750,000	35.00%	$2,940,000	35.00%	$5,543,125.00	35.00%
Manufacturers and Traders Trust Company	$1,250,000	25.00%	$2,100,000	25.00%	$3,959,375.00	25.00%
RBS Citizens, National Association	$750,000	15.00%	$1,260,000	15.00%	$2,375,625.00	15.00%
National City Bank	$750,000	15.00%	$1,260,000	15.00%	$2,375,625.00	15.00%
HSBC Bank USA, National Association	$500,000	10.00%	$840,000	10.00%	$1,583,750.00	10.00%
Total:	$5,000,000	100.00%	$8,400,000	100.00%	$15,837,500.00	100.00%

EXHIBIT A
ASSIGNMENT AND ASSUMPTION
     This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
     For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit and guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1. Assignor:

2. Assignee:
[and is an Affiliate/Approved Fund of [identify Lender]2]

3. Borrower(s):	Harris Interactive Inc.

4. Administrative Agent:	JPMorgan Chase Bank, National Association, as the administrative agent under the Credit Agreement

5. Credit Agreement:	The Credit Agreement dated as of September 21, 2007 among Harris Interactive Inc., the Lenders parties thereto, JPMorgan Chase Bank, National Association, as Administrative Agent, and the other agents parties thereto

[2]	Select as applicable.

6. Assigned Interest:

	Aggregate Amount of	Amount of	Percentage Assigned
	Commitment/Loans	Commitment/Loans	of
Facility Assigned[3]	for all Lenders	Assigned	Commitment/Loans[4]
	$	$	%
	$	$	%
	$	$	%
     Effective Date:                           , 20      [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
     The Assignee agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more Credit Contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower and its Related Parties or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

[3]	Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving Commitment,” “Term A Commitment,” “Term B Commitment,” etc.)

[4]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
Exhibit A — Assignment and Assumption

2

     The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:

Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:

Title:
[Consented to and]5 Accepted:
JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as
Administrative Agent
By
Title:
[Consented to:]6
HARRIS INTERACTIVE INC.
By
Title:

[5]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

[6]	To be added only if the consent of the Borrower and/or other parties (e.g. Issuing Bank) is required by the terms of the Credit Agreement.
Exhibit A — Assignment and Assumption

3

ANNEX 1
CREDIT AGREEMENT DATED AS OF SEPTEMBER 21, 2007, AMONG HARRIS INTERACTIVE INC., AS BORROWER, THE LENDERS PARTY THERETO FROM TIME TO TIME, AND JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, AS ADMINISTRATIVE AGENT
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
     1. Representations and Warranties.
     1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
     1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.1 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender7, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with

[7]	The concept of “Foreign Lender” should be conformed to the section in the Credit Agreement governing withholding taxes and gross-up.
Exhibit A — Assignment and Assumption

4

their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
     2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.
     3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.
Exhibit A — Assignment and Assumption

5

EXHIBIT B
OPINION OF COUNSEL FOR THE BORROWER AND GUARANTORS
[Effective Date]
To the Lenders and the Administrative
Agent Referred to Below
c/o JPMorgan Chase Bank, as
Administrative Agent
270 Park Avenue
New York, New York 10017
Dear Sirs:
     [I/We] have acted as counsel for (a) [ ], a [ ] corporation (the “Borrower”), in connection with the Credit Agreement dated as of [ ] (the “Credit Agreement”), among the Borrower, the banks and other financial institutions identified therein as Lenders, and JPMorgan Chase Bank, as Administrative Agent and (b) [identify all Guarantors signing Guaranty], in connection with the Guaranty dated as of [ ] (the “Guaranty”), among [                    ]. Terms defined in the Credit Agreement are used herein with the same meanings.
     [I, or individuals under my direction,/We] have examined originals or copies, certified or otherwise identified to [my/our] satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as [I/we] have deemed necessary or advisable for purposes of this opinion.
     Upon the basis of the foregoing, [I am/we are] of the opinion that:
     1. The Borrower (a) is a corporation duly organized, validly existing and in good standing under the laws of [ ], (b) has all requisite power and authority to carry on its business as now conducted and (c) except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required. [To be expanded to address Guarantors]
     2. The Transactions are within each Loan Party’s corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. The Loan Documents have been duly executed and delivered by each Loan Party party thereto and constitute a legal, valid and binding obligation of each Loan Party party thereto, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

     3. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the applicable Loan Parties or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Loan Parties or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by any Loan Party or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of any Loan Party or any of its Subsidiaries.
     4. There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to [my/our] knowledge, threatened against or affecting the Loan Parties or any of its Subsidiaries (a) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or (b) that involve the Credit Agreement, the Guaranty or the Transactions.
     5. [Perfection upon filing opinion to be provided as well as a perfection upon delivery of Securities opinion.]
     6. Neither the Borrower nor any of its Subsidiaries is (a) an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a “holding company” under the Public Utility Holding Company Act of 2005, and those regulations publicly promulgated by the Federal Energy Regulatory Commission thereunder.
     [I am a member/we are members] of the bar of the State of [ ] and the foregoing opinion is limited to the laws of the State of [ ][, the General Corporation Law of the State of Delaware] and the Federal laws of the United States of America. This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other Person (other than your successors and assigns as Lenders and Persons that acquire participations in your Loans) without our prior written consent.
Very truly yours,
[ ]
Exhibit B — Opinion

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